Exhibit 6.77

PURCHASE PRICE AND PAYMENT ADDENDUM

[redacted]

Buyer Name: Arrived Holdings, Inc
Date of Agreement: 06/13/2021
Community: Lindera Preserve American Dream Serie   Lot/Block: 9276 /
Address: 162 Lucky Day Drive Summerville SC 29486
Plan/Elevation: RICHMOND / D6   Garage Orientation: Left [ ] Right [X]
Phase/Section: /   Job #: 25023609276
Started (Y/N): Y   Stage: 01
Estimated Start Date: 05/20/2021   Estimated Closing Date: 10/13/2021
Purchase Type: [ ] Primary [ ] Secondary [X] Investment
Agreement Type: [X] Standard [ ] Home to Sell [ ] Miscellaneous contingencies [ ] Owns current residence
Select One: [X] New Agreement [ ] Transfer [ ] Revised Agreement -- Revision #:

BUYER INFORMATION

Buyer(s): Arrived Holdings, Inc
Buyer Existing Address: 999 3rd Avenue Seattle WA 98104
Home Phone: Office Phone:
Fax: Cell Phone:
Email: [redacted]
Employer: Years/Months: /
Co-Buyer:
Home Phone: Office Phone:
Fax: Cell Phone:
Email:
Employer: Years/Months: /

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price	$	356,300.00
Add Homesite Premium	$	6,624.00
Add Options, Upgrades and Extras per attached Options, Upgrades, and Extras/Change Order Summary	$	11,970.00
Total Purchase Price:	$	374,894.00

PAYMENTS:

Initial Deposit		Check#/Credit Card: _ /	$	18,745.00
Additional Deposit				
Due	Received	Check#	$	.00
Due	Received	Check#	$	.00
Due	Received	Check#	$	.00
Due	Received	Check#	$	.00
Advanced Deposit				
Due	Received	Check#	$	.00
Due	Received	Check#	$	.00

Amount to be financed or paid by (i) wire transfer of immedately available funds or (ii) cashier's check (subject to collection) at closing (approximate)
(Total Purchase Price less total payments does not include FHA, MIP, VA, Funding Fee, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses and HOA fees).

Initial [redacted] Initial __________ .... $ 356,149.00
Buyer

CLOSING COSTS:

Seller Assistance toward closing costs (subject to contribution limits):........... $ 1,000.00

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA

Lender: N/A Phone #:

Broker Participation? [X] Yes [ ] No

Agent/Company: [redacted]

Street Address: [redacted]

City, State Zip:

Phone: [redacted]

Broker Tax ID#: [redacted] Broker Commission: 2%

Broker Bonus $.00

WARRANTY INFORMATION

LEN 100 5/2/12

*Or other comparable warranty

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the thirteenth day of June, 2021 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized agent of Seller.

[redacted]

Buyer - Arrived Holdings, Inc Buyer -

Date 6/13/2021 Date

Buyer - Buyer -

Date Date

SELLER:

[redacted]

a

By [redacted]

Title: Authorized Representative Jennifer Petras

Date Signed by Seller: 6/16/2021

[redacted]

PURCHASE AND SALE AGREEMENT

PURSUANT TO SECTION 15-48-10, SOUTH CAROLINA CODE OF LAWS, 1976, AS AMENDED, THIS SHALL CONSTITUTE WRITTEN NOTICE THAT THIS AGREEMENT IS SUBJECT TO MANDATORY BINDING ARBITRATION PURSUANT TO SECTION 17 OF THIS AGREEMENT.

THIS PURCHASE AND SALE AGREEMENT (together with the Riders and Addenda attached hereto and incorporated by reference herein, this "**Agreement**") is made and entered into as of the thirteenth day of June, 2021 by and between Lennar Carolinas, LLC ("**Seller**"), and Buyer(s) named below ("**Buyer**"):

BUYER(S):	Check Applicable:
1. Arrived Holdings, Inc	Married ☐ Single☐ Male ☒ Female☐
2.	Married ☐ Single☐ Male ☐ Female☐
3.	Married ☐ Single☐ Male ☐ Female☐
4.	Married ☐ Single☐ Male ☐ Female☐
No Buyer Name Changes Will Be Permitted	

Buyer Address: 999 3rd Avenue		
City: Seattle	State / Country: WA	Zip: 98104

By providing your telephone and fax numbers and your email address, you hereby consent to receiving telephonic, fax and email communications, including advertisements, made or sent by or on behalf of Seller and/or its affiliates.

Home Telephone:____________ **Facsimile Number:**____________

Business Telephone:____________ **Email Address:**[redacted]

Cellular Telephone:____________

1. **Purchase and Sale**. Buyer agrees to buy and Seller agrees to sell to Buyer (on the terms and conditions set forth below) Model RICHMOND constructed or to be constructed on the following described property:

Lot 9276 of Block ______ of Lindera Preserve Subdivision/Plat, in Berkeley County (the "**County**"), South Carolina

Address: 162 Lucky Day Drive Summerville SC 29486

The residence and improvements (the "**Home**") constructed or to be constructed on the above described property (the "**Homesite**"), and all appurtenances thereto are collectively referred to in this Agreement as the "**Property.**" The Property is located within the community known as Lindera Preserve American Dream Series (the "**Community**").

2. **Purchase Price and Payments**. The total purchase price ("**Total Purchase Price**") for the Home, exclusive of any Builder's Fee, as applicable, and Closing Costs as described in Rider B and the Purchase Price and Payment Addendum, is **$374,894.00**. Buyer (and not a third party) has made an earnest money deposit upon the signing of this Agreement (the "**Initial Deposit**") of **$18,745.00**. Buyer shall make further payments to Seller, including but not limited to any "**Additional Deposit**" or "**Advanced Payment**" (consisting of non-refundable deposit(s) for options, extras, and upgrades) as set forth in the Purchase Price and Payment Addendum attached hereto and made a part hereof. The term "**Deposit**" shall include the Initial Deposit, Additional Deposit and Advanced Payment.

3. **Builder's Fee**. Buyer acknowledges and agrees that in connection with the purchase of the Property, Buyer shall pay to Seller a builder's fee, equal to **0.35** % of the Total Purchase Price (the "**Builder's Fee**"). The Builder's Fee is imposed in connection with all home sales in the Community, regardless of whether Buyer finances the purchase of the Property. Notwithstanding the foregoing, Buyer acknowledges that the Builder's Fee may not be imposed on all home sales in the Community, and Seller reserves the right to change or withdraw the Builder's Fee on subsequent home sales in the Community at any time prior to Seller's completion of construction of all homes in the Community. The Builder's Fee represents additional revenue and is intended to compensate Seller for various internal costs and expenses associated with the sales, promotion and/or development of the Community. This fee is due at Closing. The Builder's Fee is separate from any and all Closing Costs (defined herein below). While the Builder's Fee is payable, along with various other fees, costs and amounts at Closing, the Builder's Fee is not a settlement fee associated with any loan that you may obtain to finance the purchase of the Property.

4. **Legally Binding Agreement**. THIS AGREEMENT IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, PLEASE SEEK COMPETENT LEGAL ADVICE. NO WARRANTIES OR REPRESENTATIONS, OTHER THAN THOSE SPECIFIED IN THIS AGREEMENT, ARE EXPRESSED OR IMPLIED. ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING THE REPRESENTATIONS OF SELLER. FOR CORRECT WARRANTIES AND REPRESENTATIONS, REFERENCE SHOULD BE MADE TO THIS AGREEMENT, INCLUDING THE RIDERS AND ADDENDA ATTACHED HERETO, AND THE "**DOCUMENTS**" (AS SUCH TERM IS DEFINED IN RIDER B) PROVIDED TO BUYER, IF ANY.

5. **Financing**.

X **NO CONTINGENCY**. If this box is checked, this is a cash transaction and not contingent on financing. Buyer agrees to provide within five (5) calendar days from the Buyer's execution of this Agreement financial statements or other written verification of Buyer's ability to purchase the Property with cash. If Buyer does not (in Seller's sole judgment, based on the documentation provided by Buyer to Seller) have the financial ability to purchase the Property with cash, then Seller may terminate this Agreement by refunding to Buyer any paid Deposit.

☐ **MORTGAGE CONTINGENCY**. If this box is checked, this Agreement is contingent on Buyer obtaining a loan commitment within the Mortgage Contingency Period (as such term is defined in Rider B attached hereto) for a first mortgage loan from Lennar Mortgage, LLC (an affiliate of Seller), or another qualified institutional mortgage lender of Buyer's choice ("**Lender**"), with interest, term and service charges at current market rates at time of Closing (as defined below) for a borrower of Buyer's credit qualifications (the "**Mortgage Contingency**"). Buyer agrees to apply within five (5) calendar days from the execution of this Agreement for a loan at the then prevailing interest rate and terms. In the event Buyer chooses to obtain financing through a Lender other than Lennar Mortgage, LLC, Buyer agrees to promptly provide Seller, upon Seller's request, with the name, address and phone number of such Lender, the loan officer and the loan processor. Buyer shall furnish promptly and accurately to Lender all information and documents requested by Lender in connection with such application. If Buyer properly makes and pursues the loan application as provided herein but is unable to provide Seller with a copy of a written loan commitment reasonably satisfactory to Seller within the Mortgage Contingency Period, or if Buyer is at any time disapproved in writing by Lender for such loan (and Buyer does not cancel or withdraw his/her loan application), then Seller, at its sole discretion, may cancel this Agreement by written notice to Buyer, at Buyer's last known address, in which event Seller shall refund any paid Deposit made by Buyer. If Buyer properly makes and pursues the loan application as provided herein but is unable to obtain mortgage loan financing, despite Buyer's good faith efforts to do so, and Buyer is not otherwise in default under this Agreement, and further provided that Buyer provides Seller with documentation from Lender that the loan has been declined, Buyer may cancel this Agreement by giving written notice to Seller within the Mortgage Contingency Period, in which event Seller shall refund any paid Deposit. If this Agreement provides for a VA guaranteed or FHA-insured loan, Buyer's obligation to complete the purchase contemplated under this Agreement is subject to the VA/FHA Addendum attached hereto and incorporated herein.

The following shall apply only if this Agreement is subject to the Mortgage Contingency, as indicated above:

5.1 Prequalification. Seller requires, for its own purposes, that the Buyer provide a preliminary assessment of Buyer's ability to qualify for a mortgage loan to purchase the Property. Unless this requirement is waived by Seller in writing prior to the execution of this Agreement, Buyer must provide Seller with a preliminary assessment from _ Lennar Mortgage, an affiliate of Seller, or _ other qualified lender of Buyer's choice. Buyer is not obligated to use Lennar Mortgage to obtain a loan to purchase the Property. By signing this Agreement, Buyer represents that Buyer has satisfied this express condition precedent and acknowledges that the failure to provide such preliminary assessment to Seller prior to executing this Agreement shall be considered a "material breach" and shall entitle Seller to declare Buyer in default under the applicable provisions of this Agreement.

5.2 Mortgage Loan. Unless Buyer shall have otherwise notified Seller in writing within the Mortgage Contingency Period, Buyer shall be conclusively presumed to have obtained the loan commitment or agreed to purchase the Property without mortgage financing, and the Mortgage Contingency shall be deemed to have been satisfied.

5.3 Application. Buyer understands that any loan application required under this Agreement must be fully completed in order to obtain the mortgage loan, and Buyer will make a good faith attempt to qualify for the mortgage loan. If Buyer has a spouse who does not constitute a Buyer under this Agreement, Buyer agrees to have his/her spouse sign the mortgage documents as required by Lender. BUYER AGREES TO INCUR NO DEBT SUBSEQUENT TO THE DATE HEREOF WHICH MIGHT JEOPARDIZE APPROVAL OF BUYER'S MORTGAGE LOAN. IF THE PROPERTY IS BEING PURCHASED BY A CORPORATION, PARTNERSHIP, OR OTHER ENTITY, BUYER AGREES TO (1) OBTAIN ANY PERSONAL ENDORSEMENTS OR GUARANTEES REQUIRED BY LENDER AND (2) PROVIDE TO LENDER AND/OR THE TITLE INSURER PROMPTLY UPON REQUEST SUCH CERTIFICATES, RESOLUTIONS OR OTHER CORPORATE, PARTNERSHIP OR OTHER ORGANIZATIONAL DOCUMENTS AS MAY BE REQUIRED. Except as provided in this Agreement, Buyer agrees to pay all loan fees and closing costs charged by Lender in connection with the mortgage loan. Buyer will pay any prepaid interest due on the mortgage loan at the time of Closing and any amount Lender may require to be put into escrow toward the payment of property taxes and insurance on the Property. Buyer will also pay any mortgage insurance premiums (prepaid or otherwise), if required by Lender.

5.4 Commitment. Buyer understands that the rate of interest on the mortgage is established by Lender and not by Seller and that any predictions or representations of present or future interest rate that may have been contained in any advertising or promotion by Seller are not binding. If Buyer obtains a written mortgage loan commitment and the mortgage loan commitment is subsequently withdrawn through no fault of Seller including, but not limited to, any condition to such loan commitment not being satisfied for any reason (other than failure of the Property to appraise equal to or greater than the Total Purchase Price), this Agreement shall remain in full force and effect and Buyer shall be conclusively presumed to have agreed to purchase the Property without mortgage financing. Buyer agrees that it will make no changes to its mortgage financing arrangement within the last thirty (30) days before Closing if such changes will cause a delay in Closing.

5.5 Appraisal. If the Lender's appraiser appraises the value of the Property for less than the Total Purchase Price, Buyer shall notify Seller, in writing, of such fact within three (3) calendar days from the receipt of the written appraisal. Seller shall then have the option, but not the obligation, in Seller's sole and absolute discretion, to: (i) lower the Total Purchase Price to the appraised value and Buyer shall proceed to Closing; or (ii) allow Buyer to pay the difference between the mortgage loan proceeds and the amounts required to close the transaction contemplated by this Agreement and proceed to Closing (the "**Additional Cash to Close**"). Under no circumstances shall Buyer be excused from performance under this Agreement as a result of Lender's appraisal. Notwithstanding the foregoing, if this Agreement provides for a VA guaranteed or FHA insured loan, the applicable appraisal requirements are set forth in the FHA/VA Addendum attached hereto and incorporated herein.

5.6 Sale of Other Residence. Unless the Home Sale Contingency Addendum is executed, Buyer represents and warrants that this Agreement and the mortgage loan referenced herein, are not and will not be subject to or contingent upon Buyer's selling and/or closing on the sale of Buyer's present residence or other property. Failure to close on the purchase of the Property will constitute a default by Buyer and the remedies available to Seller for Buyer's default under this Agreement shall apply.

6. **Funds**. Any funds paid by Buyer under the terms of this Agreement to Seller through a check or cashier's check are accepted by Seller subject to collection. Buyer acknowledges that Seller shall have the right to deposit such check for the Initial Deposit without such action being deemed acceptance of this Agreement. If any such check is not paid by the bank after acceptance of this Agreement, Seller shall have the option to cancel this Agreement and declare Buyer in default. If Buyer provides any check for a Deposit in the form of Canadian currency (a "**C$ check**"), Seller's depository bank will convert such C$ check into a U.S. dollar amount using its currency procedures and exchange rate then in effect two (2) business days following the date of processing (the "**Conversion Date**") and the amount of the Deposit to be applied toward the Total Purchase Price shall be equal to the amount received by Seller from the depository bank on the Conversion Date. Seller reserves the right to charge or pass through any currency conversion-related fees or costs to the Buyer at Closing (as hereafter defined). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the balance of the Total Purchase Price plus all applicable Closing Costs (the "**Closing Proceeds**") shall be paid to Seller at Closing by wire transfer in immediately available funds or by cashier's check (subject to collection) issued by a bank with a branch in the County where the Property is located. If Buyer delivers all or any portion of the Closing Proceeds in the form of a cashier's check exceeding $25,000.00, then Buyer will not be entitled to possession of the Home until the Closing Proceeds have cleared. Buyer certifies that any funds paid by Buyer under the terms of this Agreement are not in violation of the currency control laws of any country. Seller shall have the right to require Buyer's recertification at any time prior to Closing.

7. **Credit Information Authorization**. Buyer authorizes Lender to whom Buyer has applied or is in the process of applying for a mortgage loan in connection with this transaction to disclose to Seller the information contained in any loan application, verification of deposit, income and employment, and credit reports or credit related documentation on Buyer. Buyer authorizes Seller to order one or more credit reports from a consumer reporting agency to be used in connection with this transaction. The cost of said report(s) is (are) to be paid by Buyer. Buyer authorizes Seller to forward all copies of all or any portion of such report(s) without interpretation to Lender who (at the request of Buyer) will evaluate a potential extension of credit to Buyer in connection with this transaction. Buyer authorizes Lender, and any credit bureau or other person or entity utilized or engaged by Lender, to obtain one or more consumer reports regarding Buyer and to investigate any information, reference, statement, or data, provided to Lender by Buyer or by any other person or entity, pertaining to Buyer's credit and financial status. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, agents, contractors, subcontractors and suppliers ("**Indemnified Parties**"), Lender, and any credit bureau or other person or entity utilized or engaged by Lender or Seller, from and against any deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") arising from an investigation of Buyer's credit and financial status.

8. **Closing**. Without limiting the terms of Section 9, Buyer acknowledges and agrees that Seller has the right in its sole discretion to schedule the date, time and place for the closing of the transaction contemplated by this Agreement ("**Closing**") and Buyer shall close on such Closing Date (the "**Closing Date**"). Buyer will be given notice of the Closing Date, time and place by the "**Closing Date Notice Period**" (as such term is defined in Rider B attached hereto). Seller is authorized to postpone or advance the date of Closing at its discretion. Seller must, however, give Buyer reasonable notice of the new Closing Date. Any notice of Closing may be given verbally, by telephone, telegraph, telex, facsimile, mail, e-mail, or other means of communication at Seller's option. All notices of Closing will be given to Buyer at the address or by use of the telephone number(s) or e-mail address(es) specified on page 1 of this Agreement unless Seller has received written notice from Buyer of any change therein prior to the date notice of Closing is given. Buyer's failure to receive the notice of Closing because Buyer has failed to advise Seller of any changes of address or phone number, or because Buyer has failed to pick up a letter when Buyer has been advised of an attempted delivery or for any other reason, shall not relieve Buyer of Buyer's obligation to close on the scheduled Closing Date, unless Seller otherwise agrees in writing to postpone the Closing Date. To the extent not prohibited by applicable law, if Seller, in its sole discretion, agrees in writing to reschedule the Closing Date at Buyer's request, or because Buyer (if a corporation) has failed to produce all corporate documents requested by Seller, or for any other reason (except for delay required by Seller), then (1) Seller may impose a late charge as liquidated damages for such delay equal to One Hundred Twenty-Five Dollars ($125.00) per day for every day from the original Closing Date through the date that the transaction closes, and (2) Seller may require that prorations be made as of the original Closing Date. Buyer agrees the late charge is appropriate in order to cover Seller's administrative and other expenses resulting from a delay in Closing and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. Seller is not required to agree to reschedule Closing, but Seller may reschedule Closing in Seller's sole discretion. Notwithstanding the foregoing and subject to the provisions of Section 5.4, if this Agreement is contingent upon the Buyer obtaining mortgage loan financing to complete the purchase of the Property, Seller shall agree to postpone Closing to the extent such postponement is required in order for Buyer's Lender to meet any waiting period required under the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule. In such event, Seller shall not impose any of the late charges described above. However, in such event, Seller shall have no liability to the Buyer for failure to deliver the Property on the originally scheduled Closing Date.

9. **Completion Date**. It is expressly agreed by Buyer that notwithstanding anything to the contrary specified herein or verbally represented (including but not limited to Seller's sales representative), any scheduled completion date is a good faith estimate, and Seller makes no promises or representations concerning the date of completion. The Home shall be deemed substantially complete upon the issuance of a certificate of completion, occupancy or use. Substantial completion does not require that all punch list or deficiencies be corrected nor does the subsequent correction of deficiencies, punch list work and/or warranty work alter the determination that substantial completion was achieved upon the issuance of a certificate of completion, occupancy or use. Buyer agrees that Buyer has not relied, and will not rely upon, any estimated completion date for any purpose whatsoever, including, without limitation, relocation of residence, storage of personal property, or lock-in financing, and Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not be completed by an estimated completion date. Notwithstanding the foregoing, Seller is required to complete and does agree that the construction of the Home shall be completed not later than two (2) years from the date of Buyer's execution of this Agreement. If construction is delayed by any event recognized by the law of the state in which the Home is located as a defense to a contract action for non-performance or a delay in performance, then the date of completion shall be extended by the delay period. It is the express intent of the parties that the parties' rights and

obligations under this Agreement be construed in the manner necessary to exempt this Agreement and the sale of the Property from registration under the Interstate Land Sales Full Disclosure Act, and both Buyer and Seller hereby expressly waive any right or provision of this Agreement that would otherwise preclude such exemption.

10. **Casualty Before Closing**. If the Property is damaged by fire, act of terrorism or other casualty before Closing and the cost of restoration does not exceed three percent (3%) of the Total Purchase Price and repairs will not substantially delay Closing, Seller shall repair the damage and Closing shall proceed pursuant to the terms of this Agreement. If the cost of restoration exceeds three percent (3%) of the Total Purchase Price or the repairs would substantially delay Closing, Buyer shall have the option to: (1) terminate this Agreement and receive a refund of the Deposit made by Buyer to Seller, in which event both parties shall be released from all obligations under this Agreement, or (2) have Seller repair the damage as soon as reasonably possible, and Closing shall be extended until such repair or rebuilding is complete.

Notwithstanding the foregoing, if all or a portion of the Property is damaged by fire, act of terrorism, other casualty or condition and the repair or reconstruction of the Property substantially in accordance with the pre-existing plans and specifications is rendered impossible by any cause recognized by the law of the state in which the Property is located as a defense to a contract action for non-performance, then Seller shall have the right to terminate this Agreement and Buyer shall receive a refund of the Deposit made by Buyer to Seller in which event both parties shall be released from all obligations under this Agreement.

11. **Deed**. Seller shall convey title to Buyer at Closing by delivery to Buyer of a General Limited Warranty Deed (the "**Deed**") describing the Property, which Deed shall convey title to Buyer subject to all matters described in this Agreement.

12. **Closing and Title Matters**. Title to the Property to be delivered to Buyer at Closing will be marketable and insurable, subject only to the following matters:

12.1 Title to the Property shall be subject to the following: (1) zoning, building codes, bulkhead laws, ordinances, regulations, rights or interests vested in the United States of America or the state in which the Community is located; (2) real estate taxes and other taxes for the year of conveyance and subsequent years including taxes or assessments of any special taxing or community development district (including assessments relating to capital improvements and bonds); (3) the general printed exceptions contained in an owner's title insurance policy; (4) utility easements, sewer agreements, telephone agreements, cable agreements, telecommunications agreements, monitoring agreements, restrictions and reservations common to any plat affecting title to the Property; (5) matters that would be disclosed by an accurate survey or inspection of the Property; (6) the Documents; (7) any laws and restrictions, covenants, conditions, limitations, reservations, agreements or easements recorded in the public records for the County (for example, use limitations and obligations, easements (right-of-way) and agreements relating to telephone, gas or electric lines, water and sewer lines and drainage, provided they do not prevent use of the Property for single family residential purposes); (8) minor encroachments on easements that do not substantially interfere with an easement holder's interest in the Property; and (9) acts done or suffered by Buyer and any mortgage or deed of trust obtained by Buyer for the purchase of the Property. It is Buyer's responsibility to review and become familiar with each of the foregoing title matters, some of which are covenants running with the land. If any title defects are discovered by Buyer after Closing, Buyer's sole remedy shall be to make a claim to Buyer's title insurer.

12.2 Seller shall convey title to Buyer at Closing by delivery to Buyer of the Deed, which shall convey title to Buyer subject to all matters described in Section 12.1 of this Agreement. Any such matters omitted from the Deed shall nevertheless be deemed to be included in the Deed.

12.3 Seller shall provide an affidavit complying with the Foreign Investment in Real Property Tax Act of 1980, as amended, upon written request of Buyer.

12.4 Seller may not own title to the Property as of the date of this Agreement or at Closing. However, Seller shall obtain title to the Property on or before the Closing Date or effect the necessary transfer of title on or before the date when Seller causes title to be transferred to Buyer.

12.5 If Seller cannot provide marketable and insurable title as described above, such failure shall not be an event of default and Seller will have a reasonable period of time (at least one hundred and twenty (120) days from the date of the scheduled Closing Date) to attempt to correct any defects in title; provided, however, Seller shall not be obligated to incur any expense, nor institute any litigation, to clear title to the Property. If Seller cannot or elects not to correct the title defects, Seller shall so notify Buyer within such period, and Buyer may thereafter elect (by written notice from Buyer to Seller) one of the following two (2) options: (1) to accept title in the condition offered (with defects) and pay the balance of the Total Purchase Price for the Property (without set off or deduction therefor), thereby waiving any claim with respect to such title defects and Buyer will not make any claims against Seller because of the title defects; or (2) to terminate this Agreement and receive a full refund of the Deposit deposited hereunder. If all such amounts are refunded, Buyer agrees to accept it as full payment of Seller's liability hereunder, whereupon this Agreement shall be terminated and Seller shall thereafter be relieved and released of all further liability hereunder. Buyer shall not thereafter have any rights to make any additional claims against Seller. In the event Buyer does not notify Seller in writing within five (5) calendar days from the receipt of Seller's notice (time being strictly of the essence) as to which option Buyer elects, Buyer shall be conclusively presumed to have elected option (1) set forth above in this subsection.

12.6 The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to this Agreement.

12.7 Title to the Property will be deemed marketable if an owner's policy is issued with standard exceptions.

12.8 All of the terms of this Section shall survive Closing and the delivery of the Deed.

13. **Closing Costs**. The respective responsibilities of Buyer and Seller for all costs, prorations and fees payable at Closing (the "**Closing Costs**") are shown in Rider B attached hereto.

14. **Site and Substitutions**. The materials, equipment and fixtures included in and to be used in constructing the Home will be substantially the same as or similar in quality to those described in the applicable plans and specifications (except as to extras, options and/or upgrades).

14.1 Changes to Plans and Specifications.

14.1.1 Industry Practice. It is widely observed construction industry practice for pre-construction plans and specifications for any home or building to be changed and adjusted from time to time in order to accommodate on-going site conditions and in the field construction factors. These changes and adjustments are essential in order to permit all components of the Home to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Based on the foregoing, Buyer acknowledges that such changes and adjustments may occur and agrees that it is reasonable and to Buyer's benefit to allow Seller the flexibility to make such changes and adjustments to the Home.

14.1.2 Seller's Absolute Right to Make Modifications to Plans and Specifications. Seller has the absolute right to make modifications to the plans and specifications for the Home. Without limiting the generality of the foregoing, Buyer specifically agrees that changes in the dimensions of rooms and patios, entrances and terraces, if applicable, and changes in room size, in the locations of windows, doors, walls, partitions, utility lead-ins and outlets (including, but not limited to, electrical, cable television, and telephone), air-conditioning components, lighting fixtures and electrical panel boxes may be made by Seller in its sole discretion, provided however that changes in the layout and dimensions of the Home shall not substantially affect the value of the Home. Such changes may also include, but are not limited to, changes in the building location, setbacks and facing, the building's external configuration, its structural components, its finishes and the landscaping associated therewith.

14.1.3 Buyer's Acceptance of Actual Floor Plan. Buyer further understands and acknowledges that many of the Homes to be constructed within the Community require floor plans which are opposite (i.e. flipped) mirror images of the model floor plan and Buyer fully understands and accepts the floor plan configuration for the Home and improvements to be constructed within the Home.

14.1.4 No Warranty for Plans and Specifications on File. Buyer further acknowledges and agrees that (1) the plans and specifications of the Home and the Community on file with the applicable governmental authorities may not be identical in detail to Seller's plans and specifications, and (2) because of the day-to-day nature of the changes described in this Section, the plans and specifications on file with the applicable governmental authorities may not include some or any of these changes (there being no legal requirement to file all changes with such authorities). As a result of the foregoing, Buyer and Seller both acknowledge and agree that the Home and the Community may not be constructed in accordance with the plans and specifications on file with the applicable governmental authorities. Without limiting the generality of the provisions of Rider B attached hereto, Seller disclaims and Buyer waives any and all express or implied warranties that construction will be accomplished in compliance with such plans and specifications. Seller has not given and Buyer has not relied on or bargained for any such warranties. In furtherance of the foregoing, in the event of any conflict between the actual construction of the Home and/or the Community, and that which is set forth on the plans and specifications, Buyer agrees that the actual construction shall prevail and to accept the Home and Community as actually constructed (in lieu of what is set forth on the plans and specifications).

14.2 Lot Change. In the event that Seller, in its sole discretion, determines that the Model of the Home selected under this Agreement cannot reasonably be built on the Homesite, then Buyer and Seller hereby agree that they will negotiate in good faith to relocate the Home to another lot in the Community, provided however that there are lots available for sale. If no replacement lot is available, then Buyer may terminate this Agreement and will be entitled to a refund of any paid Deposit.

14.3 Decorative and Landscaping Items.

14.3.1 Buyer understands and agrees that certain of the finishing items, such as tile, marble, carpet, cabinets, stone, brickwork, wood, paint, stain and mica are subject to size and color variations, grain and quality variations, and may vary in accordance with price, availability and changes by manufacturers from those shown in the model, if any, or in illustrations or brochures or those included in the specifications. Furthermore, if circumstances arise that, in Seller's opinion, warrant changes of subcontractors, suppliers, manufacturers, brand names or items, Seller reserves the right to substitute equipment, materials, appliances, etc., which in Seller's opinion are considered to be of quality substantially similar or equal, or of better quality, subject to their availability. Buyer also understands that Seller has the right to substitute or change materials and/or stain colors utilized in wood decor, if any.

14.3.2 Lot grades, lot area, options, facades, shrubs, trees, trim, built-ins, wall treatments, window treatments, furniture, furnishings, fences, decks, locations of walks, driveways and other items in or about a model home area in the subdivision are for display purposes only and are not included in the Total Purchase Price unless otherwise expressly provided herein. Seller has the right to remove any existing trees on the Property or on the surrounding area for any reason. Buyer further understands and agrees that the following items (which may be seen in models or shown in illustrations) will also not be included with the sale of the Home: wall coverings, paint colors, accent light fixtures, wall ornaments, drapes, blinds, bedspreads, furniture, furnishings, wet bars, monitoring systems, certain built-in fixtures, special floor coverings, wood trim, upgraded items and/or any other items of this nature which may be added or deleted from time to time. This list of items (which is not all-inclusive) is provided as an illustration of the type of items built-in or placed upon models or shown in illustrations strictly for purposes of decoration and example only.

14.4 Deed. By acceptance of the Deed, Buyer accepts all variations of the Home.

14.5 Survival. All of the terms of this Section shall survive Closing and the delivery of the Deed.

15. **Buyer's Default**. In the event of Buyer's default and to the extent allowed by law, Seller shall be entitled to keep, as liquidated damages and not as a penalty, Buyer's Deposit not to exceed fifteen percent (15%) of the Total Purchase Price, except that Seller may, in addition, keep, as liquidated damages and not as a penalty, any and all Advanced Payments made by Buyer to Seller for options, extras or upgrades for which Seller has made contractual commitments or incurred liability by placing orders or otherwise. Buyer agrees that actual damages in the event of breach by Buyer would be costly and difficult to calculate, and that such liquidated damages are a fair and reasonable remedy and shall not be considered a penalty. The provisions of this Section shall survive the termination of this Agreement.

16. **Seller's Default**. In the event of Seller's default and to the extent allowed by law, Buyer may recover actual damages but shall not be entitled to special, consequential or punitive damages. Notwithstanding the foregoing, Buyer retains all remedies at law and in equity with respect to Seller's obligation to complete the Home within two (2) years pursuant to Section 9 above. Notwithstanding anything to the contrary in this Agreement, Buyer releases and holds harmless Seller's past and present officers and employees from all claims, liabilities, and causes of action of any nature. Buyer now has or may have arising from any act or omission of Seller's officers or employees related to Lennar's performance of its obligations under this Agreement and Lennar's construction of a Home on the Homesite. The provisions of this Section shall survive the termination of this Agreement.

17. **Mediation / Arbitration of Disputes**.

17.1 The parties to this Agreement specifically agree that this transaction involves interstate commerce and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. "**Disputes**" (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims (1) arising under, or related to, this Agreement, the Property, the Community or any dealings between Buyer and Seller; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller or Seller's representative; and (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer's children or other occupants of the Property, or in the Community. Buyer has executed this Agreement on behalf of his or her children and other occupants of the Property with the intent that all such parties be bound hereby. Any Dispute shall be submitted for binding arbitration within a reasonable time after such Dispute has arisen. Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose.

17.2 Any and all mediations commenced by any of the parties to this Agreement shall be filed with and administered by the American Arbitration Association or any successor thereto ("**AAA**") in accordance with the AAA's Home Construction Mediation Procedures in effect on the date of the request. If there are no Home Construction Mediation Procedures currently in effect, then the AAA's Construction Industry Mediation Rules in effect on the date of such request shall be utilized. Any party who will be relying upon an expert report or repair estimate at the mediation shall provide the mediator and the other parties with a copy of the reports. If one or more issues directly or indirectly relate to alleged deficiencies in design, materials or construction, all parties and their experts shall be allowed to inspect, document (by photograph, videotape or otherwise) and test the alleged deficiencies prior to mediation. Unless mutually waived in writing by the parties, submission to mediation is a condition precedent to either party taking further action with regard to any matter covered hereunder.

17.3 If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA's Home Construction Arbitration Rules in effect on the date of the request. If there are no Home Construction Arbitration Rules currently in effect, then the AAA's Construction Industry Arbitration Rules in effect on the date of such request shall be utilized. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. Arbitrators shall have expertise in the area(s) of Dispute, which may include legal expertise if legal issues are involved. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). At the request of any party, the award of the arbitrator(s) shall be accompanied by detailed written findings of fact and conclusions of law. Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

17.4 The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller's affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller may, at its sole election, include Seller's contractors, subcontractors and suppliers, as well as any warranty company and insurer as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.

17.5 To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive or collateral estoppel effect in any arbitration hereunder unless there is mutuality of parties. In addition, Buyer and Seller further agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any arbitration hereunder shall be given preclusive or collateral estoppel effect in any other arbitration, judicial, or similar proceeding unless there is mutuality of parties.

17.6 Unless otherwise recoverable by law or statute, each party shall bear its own costs and expenses, including attorneys' fees and paraprofessional fees, for any mediation and arbitration. Notwithstanding the foregoing, if a party unsuccessfully contests the validity or scope of arbitration in a court of law or equity, the noncontesting party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in defending such contest, including such fees and costs associated with any appellate proceedings. In addition, if a party fails to abide by the terms of a mediation settlement or arbitration award, the other party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in enforcing such settlement or award.

17.7 Buyer may obtain additional information concerning the rules of the AAA by visiting its website at www.adr.org or by writing the AAA at 335 Madison Avenue, New York, New York 10017.

17.8 Seller supports the principles set forth in the Consumer Due Process Protocol developed by the National Consumer Dispute Advisory Committee and agrees to the following:

17.8.1 Notwithstanding the requirements of arbitration stated in Section 17.3 of this Agreement, Buyer shall have the option, after pursuing mediation as provided herein, to seek relief in a small claims court for disputes or claims within the scope of the court's jurisdiction in lieu of proceeding to arbitration. This option does not apply to any appeal from a decision by a small claims court.

17.8.2 Any mediator and associated administrative fees incurred shall be shared equally by Seller and Buyer; however, Seller and Buyer each agree to pay for their own attorneys' fees and costs.

17.8.3 The fees for any claim pursued via arbitration in an amount of $10,000.00 or less shall be apportioned as provided in the Home Construction Arbitration Rules of the AAA or other applicable rules.

17.9 Notwithstanding the foregoing, if either Seller or Buyer seeks injunctive relief, and not monetary damages, from a court because irreparable damage or harm would otherwise be suffered by either party before mediation or arbitration could be conducted, such actions shall not be interpreted to indicate that either party has waived the right to mediate or arbitrate. The right to mediate and arbitrate should also not be considered waived by the filing of a counterclaim by either party once a claim for injunctive relief had been filed with a court.

17.10 BUYER AND SELLER AGREE THAT THE PARTIES MAY BRING CLAIMS AGAINST THE OTHER ONLY ON AN INDIVIDUAL BASIS AND NOT AS A MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE ACTION OR COLLECTIVE PROCEEDING. THE ARBITRATOR(S) MAY NOT CONSOLIDATE OR JOIN CLAIMS REGARDING MORE THAN ONE PROPERTY AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A CONSOLIDATED, REPRESENTATIVE, OR CLASS PROCEEDING. ALSO, THE ARBITRATOR(S) MAY AWARD RELIEF (INCLUDING MONETARY, INJUNCTIVE, AND DECLARATORY RELIEF) ONLY IN FAVOR OF THE INDIVIDUAL PARTY SEEKING RELIEF AND ONLY TO THE EXTENT NECESSARY TO PROVIDE RELIEF NECESSITATED BY THAT PARTY'S INDIVIDUAL CLAIM(S). ANY RELIEF AWARDED CANNOT BE AWARDED ON CLASS-WIDE OR MASS-PARTY BASIS OR OTHERWISE AFFECT PARTIES WHO ARE NOT A PARTY TO THE ARBITRATION. NOTHING IN THE FOREGOING PREVENTS SELLER FROM EXERCISING ITS RIGHT TO INCLUDE IN THE MEDIATION AND ARBITRATION THOSE PERSONS OR ENTITIES REFERRED TO IN SECTION 17.4 ABOVE.

17.11 Buyer and Seller specifically agree that notwithstanding anything to the contrary, the rights and obligations set forth in this Section shall survive (1) Closing and the delivery of the Deed; (2) the termination of this Agreement by either party; or (3) the default of this Agreement by either party.

18. **Other Dispute Resolutions**. Notwithstanding the parties' obligation to submit any Dispute to mediation and arbitration, in the event that a particular dispute is not subject to the mediation or the arbitration provisions of Section 17, then the parties agree to the following provisions: **BUYER ACKNOWLEDGES THAT JUSTICE WILL BEST BE SERVED IF ISSUES REGARDING THIS AGREEMENT ARE HEARD BY A JUDGE IN A COURT PROCEEDING, AND NOT A JURY. BUYER AND SELLER AGREE THAT ANY DISPUTE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE HEARD BY A JUDGE IN A COURT PROCEEDING AND NOT A JURY. BUYER AND SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL. SELLER HEREBY SUGGESTS THAT BUYER CONTACT AN ATTORNEY OF BUYER'S CHOICE IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS AGREEMENT.** All of the terms of this Section shall survive Closing and the delivery of the Deed.

19. **Selling Agent, Cooperating Broker, and Seller's New Home Consultant**. Unless a Purchase Price and Payment Addendum indicating otherwise is attached hereto, Buyer represents to Seller that Buyer has not consulted, dealt or negotiated with a real estate broker, salesperson or agent other than Seller's sales personnel located at Seller's sales office. Buyer agrees that Seller is not responsible for the payment of a commission to a real estate broker, salesperson or agent other than Seller's sales personnel. Buyer shall indemnify, defend and hold harmless Indemnified Parties from and against any and all Claims resulting from or arising out of any representation or breach of a representation or warranty set forth in this Section. In addition, Buyer acknowledges and understands that Seller's New Home Consultant ("**NHC**") and Internet New Home Consultant ("**INHC**") are agents of Seller, are acting solely for the Seller's interests, and are not acting in any representative capacity for Buyer. Buyer should not disclose any information to Seller's NHC and/or INHC that Buyer considers to be confidential or otherwise does not want disclosed to Seller.

Buyer's Initials [redacted] ______

20. **Construction Activities**. ALL OWNERS, OCCUPANTS AND USERS OF THE COMMUNITY ARE HEREBY PLACED ON NOTICE THAT (1) SELLER AND/OR ITS AGENTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES AND OTHER

DESIGNEES, AND/OR (2) ANY OTHER PARTIES, WILL BE, FROM TIME TO TIME, CONDUCTING BLASTING, EXCAVATION, CONSTRUCTION AND OTHER ACTIVITIES WITHIN OR IN PROXIMITY TO THE COMMUNITY. BY THE ACCEPTANCE OF THEIR DEED OR OTHER CONVEYANCE OR MORTGAGE, LEASEHOLD, LICENSE OR OTHER INTEREST, AND BY USING ANY PORTION OF THE COMMUNITY, EACH SUCH OWNER, OCCUPANT AND USER AUTOMATICALLY ACKNOWLEDGES, STIPULATES AND AGREES (1) THAT NONE OF THE AFORESAID ACTIVITIES SHALL BE DEEMED NUISANCES OR NOXIOUS OR OFFENSIVE ACTIVITIES, HEREUNDER OR AT LAW GENERALLY, (2) NOT TO ENTER UPON, OR ALLOW THEIR CHILDREN OR OTHER PERSONS UNDER THEIR CONTROL OR DIRECTION TO ENTER UPON (REGARDLESS OF WHETHER SUCH ENTRY IS A TRESPASS OR OTHERWISE) ANY PROPERTY WITHIN OR IN PROXIMITY TO THE AREA OF THE COMMUNITY WHERE SUCH ACTIVITY IS BEING CONDUCTED (EVEN IF NOT BEING ACTIVELY CONDUCTED AT THE TIME OF ENTRY, SUCH AS AT NIGHT OR OTHERWISE DURING NON-WORKING HOURS), (3) TO THE EXTENT PERMITTED OR NOT PROHIBITED UNDER APPLICABLE LAW, SELLER AND THE OTHER AFORESAID RELATED PARTIES SHALL NOT BE LIABLE FOR ANY AND ALL LOSSES, DAMAGES (COMPENSATORY, CONSEQUENTIAL, PUNITIVE OR OTHERWISE), INJURIES OR DEATHS ARISING FROM OR RELATING TO THE AFORESAID ACTIVITIES, EXCEPT RESULTING DIRECTLY FROM SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (4) ANY PURCHASE OR USE OF ANY PORTION OF THE COMMUNITY HAS BEEN AND WILL BE MADE WITH FULL KNOWLEDGE OF THE FOREGOING AND (5) THIS ACKNOWLEDGMENT AND AGREEMENT IS A MATERIAL INDUCEMENT TO SELL, CONVEY, AND/OR ALLOW THE USE OF THE PROPERTY.

21. **Dangerous Condition; Construction Work**.

21.1 Buyer understands and agrees that the Property is a construction site and that the Property and the improvements, equipment and supplies thereon constitute a danger to those who may enter on the Property. Buyer shall not enter onto the Property prior to Closing unless authorized and accompanied by Seller's representative. Any unauthorized, unaccompanied entry by Buyer shall constitute a breach of this Agreement by Buyer, at Seller's election. Moreover, any entry by Buyer onto the Property prior to Closing shall be done at Buyer's own risk and in compliance with all federal, state and local safety laws and regulations. To the extent permitted or not prohibited by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless Indemnified Parties from and against any Claims made by Buyer, Buyer's family members or guests, as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Property.

21.2 Buyer agrees that supervision and direction of the working forces, including, without limitation, all contractors and subcontractors, is to be done exclusively by Seller, and Buyer agrees not to issue any instructions to the working forces or otherwise hinder construction or installation of improvements on the Property. Buyer shall not do or have any work done on the Property, nor may Buyer store any possessions thereon, prior to Closing and transfer of title to the Property to Buyer.

21.3 Buyer agrees that any and all controversies, disputes and claims arising under this Section shall be resolved through binding arbitration in accordance with the terms of this Agreement.

21.4 All of the terms of this Section shall survive Closing and the delivery of the Deed.

22. **Natural Disasters**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a natural disaster; including but not limited to earthquake, forest fire, tornado, hurricane, flood, and avalanche. Seller cannot guarantee the Home; its structure or features will not be impacted by a natural disaster. Buyer should review their applicable homeowner's and/or flood insurance policy(s) and consult their insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding a natural disaster.

Buyer understands and agrees to accept the risks and conditions of natural disasters and to assume all liabilities associated with them. By executing and delivering this Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates, and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

23. **Representation of Compliance with OFAC Regulations**: Buyer represents and warrants that Buyer is not barred from doing business with U.S. entities pursuant to the U.S. Department of Treasury's Office of Foreign Asset Control ("**OFAC**"), including OFAC's Specially-Designated-Nationals ("**SDN**") list and lists of known or suspected terrorist organizations. If Seller identifies or is informed that Buyer is a valid match for OFAC's SDN list, then this Agreement is void, and Seller shall cancel and revoke this Agreement immediately. In the event of cancellation or revocation of this Agreement under this provision, Seller shall immediately contact OFAC to report the transaction and to determine whether deposit money provided by Buyer, if any, should be returned or blocked, consistent with OFAC regulations.

24. **Agreement not to be Recorded**. Buyer covenants that Buyer shall not record this Agreement (or any memorandum thereof) in the Public Records of the County. Buyer agrees, if Buyer records this Agreement, to pay all of Seller's attorneys' fees, paraprofessional fees and expenses incurred in removing the cloud on title caused by such recordation. Seller's rights under this Section shall be in addition to Seller's remedies for Buyer's default provided elsewhere in this Agreement.

25. **Transfer, Assignment and Persons Bound**. Buyer agrees that Buyer will not, and does not have the right to, assign, sell or transfer Buyer's interest in this Agreement (whether voluntarily or by operation of law or otherwise) without Seller's prior written consent. If Buyer is a corporation, other business entity, trustee or nominee, a transfer of any material equity or beneficial or principal interest shall constitute an assignment of this Agreement. If Buyer attempts to assign this Agreement in violation of this Section, Seller can declare Buyer in default and Seller shall be entitled to all remedies available under this Agreement. Buyer agrees that Seller may withhold its consent with or without any reason or condition in any manner it chooses (if it gives it at all) and may charge Buyer a

reasonable amount to cover administrative costs incurred in considering whether or not to grant consent. If Buyer dies or in any way loses legal control of his/her affairs, this Agreement will bind his/her heirs and legal representatives. If Buyer has received Seller's permission to assign or transfer this Agreement, then Buyer's approved assignees shall be bound by the terms of this Agreement. If more than one person signs this Agreement as Buyer, each such person shall be jointly and severally liable for full performance of all of Buyer's duties and obligations hereunder. Buyer has executed this Agreement on behalf of his or her children and other occupants of the Property with the intent that all such parties be bound hereby.

26. **TIME OF THE ESSENCE**. BUYER ACKNOWLEDGES THAT TIME IS OF THE ESSENCE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT.

27. **Interpretation and Computation of Time**. The use of the masculine gender in this Agreement shall be deemed to refer to the feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever the context so requires. This Agreement reflects the negotiated agreement of the parties. Each party acknowledges that they have been afforded the opportunity to seek competent legal counsel, and each have made an informed choice as to whether or not to be represented by legal counsel. Accordingly, this Agreement shall be construed as if both parties jointly prepared it, and no presumption against one party or the other shall govern the interpretation or construction of any of the provisions of this Agreement. Any reference in this Agreement to the time periods of less than five (5) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays. Any reference in this Agreement to time periods of five (5) days or more shall, in computation thereof, include Saturdays, Sundays and legal holidays. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall be extended to 5:00 p.m. on the next full business day. The section headings in this Agreement are for convenience only and shall not affect the meaning, interpretation or scope of the provisions which follow them.

28. **Notice**. Except as provided in the Closing Section of this Agreement with respect to notices of the scheduled Closing Date, any notice required or permitted to be given in connection with this Agreement shall be in writing and sent by United States certified mail with return receipt requested, professional overnight courier or electronic transmission (with confirmation and copy by (1) certified mail, if Buyer's address is within the United States or (2) overnight professional courier, if Buyer's address is outside of the United States) to Buyer or Seller at the addresses on Page 1 of this Agreement (unless Seller has received written notice from Buyer of any change therein prior to the date such notice is given), and additionally to Seller by hand delivery at Seller's sales office. All notices shall only be effective upon receipt or refusal to accept receipt (by failure to accept delivery or otherwise).

29. **Waiver**. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

30. **Incorporation and Severability**. The explanations and disclaimers set forth in the Documents are incorporated into this Agreement. In the event that any clause or provision of this Agreement shall be void or unenforceable, such clause or provision shall be deemed deleted so that the balance of this Agreement is enforceable.

31. **Governing Law**. Any disputes that develop under this Agreement or questions regarding the interpretation of this Agreement will be settled according to the law of the state where the Property is located to the extent federal law is not applicable.

32. **Entire Agreement**. BUYER CERTIFIES THAT BUYER HAS READ EVERY PROVISION OF THIS AGREEMENT, WHICH INCLUDES EACH RIDER AND ADDENDUM ATTACHED HERETO AND THAT THIS AGREEMENT, TOGETHER WITH EACH SUCH RIDER AND ADDENDUM, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN BUYER AND SELLER. PRIOR AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS, AND ORAL STATEMENTS NOT REFLECTED IN THIS AGREEMENT HAVE NO EFFECT AND ARE NOT BINDING ON SELLER. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, NEWSPAPERS, RADIO OR TELEVISION ADVERTISEMENTS, WARRANTIES, STATEMENTS, OR ESTIMATES OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR ORAL, MADE BY SELLER, SALES PERSONS, AGENTS, OFFICERS, EMPLOYEES, CO-OPERATING BROKERS (IF ANY) OR OTHERWISE EXCEPT AS HEREIN SPECIFICALLY REPRESENTED. BUYER HAS BASED HIS/HER/THEIR DECISION TO PURCHASE THE PROPERTY ON PERSONAL INVESTIGATION, OBSERVATION AND THE DOCUMENTS.

33. **Modification**. This Agreement is the entire agreement for the sale and purchase of the Property and once it is signed by both Buyer and a Division Agent or Officer of Seller, it can only be amended by a written agreement signed by both Buyer and Seller.

34. **Additional Changes**. Notwithstanding Section 33 of this Agreement, Buyer agrees that it may be necessary (at any time and from time to time) after Buyer executes this Agreement for Seller, and/or the developer or declarant under the Documents, to change the terms and provisions of this Agreement and/or the Documents to comply with and conform to the rules and regulations (as same may exist and as same may be promulgated from time to time) of any governmental agency, subdivision or authority or court of competent jurisdiction and Buyer consents to all such changes. Notwithstanding Section 33 of this Agreement, Seller, and/or the developer or declarant under the Documents, shall have the right to amend all Documents for development or other purposes, and Buyer consents to all such amendments.

35. **Inducement**. Buyer acknowledges that the sole inducement to close on the purchase of the Property is the Property itself and not (1) the common facilities comprising part of the Community, if any, or (2) any expectation that the Property will increase in value.

36. **Reservation of Easement**. For the purpose of completing the construction and servicing of the Property and Community, Seller hereby reserves an easement of ingress and egress for itself and its successors and assigns, and each of their respective agents, employees, materialmen and subcontractors, over, under and upon the Property for a period of one (1) year after Closing. Seller shall provide reasonable notice to Buyer before exercising easement rights granted herein. All of the terms of this Section shall survive Closing and the delivery of the Deed.

37. **Riders and Addenda**. This Agreement consists of 11 pages and the following Riders and Addenda, which are attached hereto and by this reference made a part of this Agreement:

Check all that apply:

- X Rider A (South Carolina)
- X Rider B (Coastal Carolina Division)
- X Purchase Price and Payment Addendum
- X Master Disclosure and Information Addendum
- X Affiliated Business Arrangements Disclosure Statement*
- X Election Form Addendum
- ☐ Home Close Contingency Addendum with Options
- X Privacy Policy Notice Addendum
- X Indoor Environmental Quality Disclosure Addendum
- ☐ Home Sale Contingency Addendum
- X Cooperating Broker Addendum
- ☐ FHA/VA Addendum
- X Insulation Addendum
- X Cooperating Broker Agreement
- ☐ ____________________
- ☐ ____________________

*On 06/10/2021 Seller provided to Buyer an Affiliated Business Arrangement Disclosure Statement ("**ABAD**") that sets forth Seller's business relationships with affiliated settlement service providers, including but not limited to, Lennar Mortgage, LLC, Lennar Title, LLC, Lennar Insurance Agency, LLC, North American Advantage Insurance Services, LLC and their respective types of charges and range of charges; Buyer acknowledges and confirms receipt of the previously delivered ABAD on 06/10/2021.

38. **Survival**.

38.1 Buyer and Seller agree that it is their express intent that the Sections and documents listed below, together with any other terms in this Agreement that expressly so state, as well as any terms that may survive by operation of law, notwithstanding if the Section, document or term has a survival provision thereto, shall not be merged into the Deed and that these Sections and documents shall survive Closing and the delivery of the Deed: Section 12, Closing and Title Matters; Section 14, Site and Substitutions; Section 17, Mediation / Arbitration of Disputes; Section 18, Other Dispute Resolutions; Section 19, Selling Agent and Cooperating Broker; Section 20, Construction Activities; Section 21, Dangerous Conditions; Construction Work; Section 36, Reservation of Easement; Section 5 of Rider B, Warranties; Section 2 of the Indoor Environmental Quality Disclosure; Cooperating Broker Addendum, in its entirety; and, Master Disclosure and Information Addendum to Purchase and Sale Agreement, in its entirety.

38.2 Buyer and Seller agree that it is their express intent that the Sections and documents listed below, together with any other terms in this Agreement that expressly so state, as well as any terms that may survive by operation of law, notwithstanding if the Section, document or term has a survival provision thereto, shall survive termination of this Agreement: Section 15, Buyer's Default; Section 16, Seller's Default; Section 17, Mediation / Arbitration of Disputes, Section 18, Other Dispute Resolutions; Section 25, Transfer, Assignment and Persons Bound; and Section 6 of Rider B, Documents.

39. **Offer to Purchase/Effective Date**. This Agreement, when executed by Buyer and delivered to Seller, together with the Initial Deposit specified hereunder, shall constitute an offer by Buyer to purchase the Property in accordance with the terms and conditions provided herein, and shall not be binding upon Seller until such time as a Division Agent or Officer of Seller has executed this Agreement. The date of such acceptance is the "**Effective Date**" of this Agreement. In the event Buyer's offer is not accepted by Seller, all paid Deposits made by Buyer to Seller to date shall be returned to Buyer, and Buyer's offer shall be deemed withdrawn.

40. **Counterparts and Signatures**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

THE INITIAL DEPOSIT HAS BEEN RECEIVED BY SELLER SUBJECT TO CLEARANCE.

SELLER: [redacted]

[redacted]

New Home Consultant [redacted]

Date: 6/13/2021

THIS AGREEMENT IS NOT BINDING ON SELLER UNTIL ACCEPTED BELOW BY AN AUTHORIZED REPRESENTATIVE OF SELLER.

SELLER:
Lennar Carolinas, LLC
a

By [redacted]

Title: Authorized Representative [redacted]

Date Signed by Seller: 6/16/2021

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

ELECTION FORM ADDENDUM

THIS ELECTION FORM ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase Agreement (the "**Agreement**") dated as of the Thirteenth day of June, 2021, between Arrived Holdings, Inc (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Building/Block ______ of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to every other addendum attached to the Agreement, which are hereby incorporated by this reference.

2. **Affiliated Business**. Seller has given Buyer notice in the Affiliated Business Arrangement Disclosure Statement that Seller has business relationships with [redacted] uyer understands and acknowledges that if Buyer elects to use Lennar Title to obtain title insurance, [redacted] may issue title insurance through various underwriters including [redacted]

3. **Law Firm**. Seller may refer the Buyer to a law firm, namely; [redacted] r another attorney, law firm, or title agency as indicated by the Seller (collectively, "**Law Firm**") to provide closing services and also to arrange for title insurance through various insurance agents and underwriters. The Law Firm is not affiliated with Seller, but the Law Firm will refer you to Seller's affiliate, [redacted] title agent, for the provision of title insurance policies that may also be underwritten by NA [redacted] rwriter. Because of these business relationships, this referral shall provide Seller a financial benefit. Buyer is hereby informed that Buyer is not obligated to use the Law Firm or any affiliated business of Seller as a condition to or as a requirement of the sale of the Home. There are other closing attorneys available who can represent Buyer in this transaction. If Buyer desires to engage an attorney other than the Law Firm to represent Buyer, then Buyer may do so at Buyer's sole expense and will not receive the applicable incentive as may be set forth below. If Buyer elects to use the Law Firm, the Law Firm will represent Seller and Buyer in this transaction pursuant to a separate engagement letter from the Law Firm, and the Law Firm cannot offer substantive legal advice to either party in connection with the sale and purchase of the Home. BUYER HAS CERTAIN RIGHTS IN CONNECTION WITH THIS TRANSACTION, AND SELLER ENCOURAGES BUYER TO CONSULT WITH AN ATTORNEY ABOUT SUCH RIGHTS, INCLUDING BUYER'S USE OF THE LAW FIRM TO PURCHASE THE HOME. The Law Firm may make additional disclosures with respect to the foregoing joint representation of Seller and Buyer. The Law Firm may also elect not to represent Buyer in this transaction, in which case Buyer will need to hire a different attorney to represent Buyer at its sole cost and expense, and the applicable incentive below related to the Law Firm shall not apply.

4. **Mortgage Loan, Closing Services and Title Insurance**.

4.1 Buyer agrees to pay all loan and closing costs in connection with this transaction.

4.2 By checking one of the boxes below and initialing below the selected text, Buyer hereby selects the lender and/or closing attorney that Buyer will use in connection with the purchase of the Home.

4.2.1 ☐ Buyer elects to use Lennar Mortgage (or such other lender named on the Approved Lender Addendum).

4.2.2 ☐ Buyer elects to use the Law Firm (including Lennar Title) and Lennar Mortgage.

4.2.3 ☐ Buyer elects to use Law Firm (including Lennar Title), but a lender other than Lennar Mortgage.

4.2.4 ☐ Buyer elects to use a lender other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender and a settlement attorney other than the Law Firm.

4.2.5 ☐ Buyer intends to purchase the Home without financing and to use the Law Firm (including [redacted]

4.2.6 X Buyer intends to purchase the Home without financing and to use a settlement attorney other than the Law Firm.

Buyer's Initials [redacted]______

4.3 If Buyer selects 4.2.1 or 4.2.2 above [**4.2.3 or 4.2.5**], at Closing Seller will pay up to $1,000.00 (the "**Incentive**") toward Buyer's Closing Costs.

The Incentive shall be: (i) applied toward Buyer's Closing costs in an order determined by Seller in its sole discretion and (ii) subject to Seller contribution limits. For the exclusive purpose of this Addendum, Buyer's Closing costs shall mean those fees and expenses imposed by the Law Firm and Lennar Mortgage (or such other lender named on the Approved Lender Addendum) or by law in connection with Buyer's

loan.

4.4 Seller will not accept a Purchase Agreement, without a pre-approval Letter (not a pre-qualification letter), for the loan amount from a lender. Buyer must provide written loan approval within 30 days from approval of the Agreement.

5. **Deposits**. Buyer acknowledges that Seller's standard practice within the Community is to require 0% of the Total Purchase Price ("**Standard Deposit**") as a Deposit. If Buyer finances the purchase of the Home through Lennar Mortgage and satisfies the conditions set forth below, Seller will reduce the Deposit to 0 of the Total Purchase Price ("**Deposit Incentive**"). Buyer agrees and understands that Seller's obligations to provide such Deposit Incentive is contingent upon, and Buyer will receive such Deposit Incentive only if:

5.1 Buyer applies for a mortgage loan with Lennar Mortgage within days after execution of the Agreement;

5.2 Buyer satisfies initial underwriting requirements within days after execution of the Agreement;

5.3 Lennar Mortgage originates and closes the loan to purchase the Property;

6. **Governing Law**. This Agreement is governed by the law of the state where the Property is located, without regard to its conflicts of law rules.

7. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

8. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

9. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

[THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

Bu[redacted]c
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER: &<F_AFFILIATE_NAME>

DocuSigned by:
[redacted]
A[redacted]J[redacted]
Date 6/16/2021

LINDERA PRESERVE
MASTER DISCLOSURE AND INFORMATION ADDENDUM TO
PURCHASE AND SALE AGREEMENT
SUMMERVILLE, SOUTH CAROLINA

THIS MASTER DISCLOSURE AND INFORMATION ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the Thirteenth day of June, 2021, between Arrived Holdings, Inc ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______ of Lindera Preserve Subdivision/Plat in the community known as Cane Bay Plantation (the "**Community**").

1. **Defined Terms**. All capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Community**. The Property lies within a neighborhood known as Lindera Preserve (the "**Neighborhood**"), which lies within the Community. This Addendum explains certain terms which are applicable to the purchase of Homes within the Community and the Neighborhood. Current plans are for Centex, FirstCoast Homes, Sabal Homes, and Dan Ryan Builders to build homes in the Community. Other builders besides Seller may be added or deleted from the list of builders in the future. Seller, and any other builder in the Community, shall have the right, without notice to Buyer, to make changes to, among other things, homesite sizes, number of homes being built, size and style of homes being built, features and materials in homes being built, prices of homes (whether more or less than currently published), price per square foot of homes (whether more or less than currently published), street layout, amenity layout, and usage, location, size and number of trees, bushes and other foliage (current and future), and any other items or uses which are currently planned for the Community or the Neighborhood. Seller makes no representation or warranties that Seller will be the exclusive builder or developer in the Community or the Neighborhood or that the Community or the Neighborhood will be built out exactly as currently planned, and Seller expressly reserves the right to make whatever changes it deems necessary relating to future development or build out of the Community and the Neighborhood. Any current maps or other materials showing any final or projected community development may be modified or updated in the future.

SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES WITH REGARD TO THE DEVELOPMENT OF HOMESITES IN AND AROUND THE COMMUNITY. HOMESITES IN AND AROUND THE COMMUNITY MAY REMAIN UNDEVELOPED AT THE SOLE DISCRETION OF SELLER, OTHER BUILDERS IN THE COMMUNITY, AND/OR THE DEVELOPER OF THE COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO SELLER BEING THE SOLE OR EXCLUSIVE BUILDER WITHIN THE COMMUNITY. SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO CONTINUING TO BUILD IN THE COMMUNITY THROUGH FINAL BUILD OUT AND/OR BUILDING UPON ANY UNDEVELOPED HOMESITE(S). FURTHERMORE, IT IS UNDERSTOOD THAT NO REPRESENTATIONS, ESTIMATES OR PROJECTIONS HAVE BEEN CONVEYED REGARDING THE FINAL BUILD OUT TIME OF ANY UNDEVELOPED HOMESITE(S) OR THE OVERALL COMPLETION SCHEDULE OF THIS COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER CONSTANTLY EVALUATES THE PRICING, DESIGNS, PRODUCT MIX AND AMENITIES OF ITS COMMUNITIES AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING WHETHER TO CONTINUE TO BUILD HOMES WITHIN THE COMMUNITY AND BUYER IS NOT RELYING UPON ANY OF THE FOREGOING IN DECIDING TO PURCHASE THE PROPERTY.

3. **Governing Documents**. Buyer acknowledges receipt, either in hard-copy or via internet or electronic means, of all documents ("**Governing Documents**") for the Community and the Neighborhood.

3.1 Buyer acknowledges receipt of, and agrees to be bound by the Protective Covenants and Restrictions of Cane Bay Plantation (the "**Community Declaration**"), the Articles of Incorporation, By-Laws and any Rules and Regulations of Cane Bay Plantation Neighborhood Association, Inc., all as amended and supplemented from time to time (collectively, the "**Community Documents**"). Buyer acknowledges and agrees that title to the Home will be subject to the Community Documents.

3.2 Buyer acknowledges receipt of, and agrees to be bound by the Declaration of Covenants, Restrictions and Easements for Lindera Preserve (the "**Neighborhood Declaration**"), the Articles of Incorporation, By-Laws and any Rules and Regulations of Lindera Preserve Property Owners' Association, Inc., all as amended and supplemented from time to time (collectively, the "**Neighborhood Documents**"). Buyer acknowledges and agrees that title to the Home will be subject to the Neighborhood Documents.

3.3 The Property will be subject to certain deed restrictions as reflected in the Limited Warranty Deed (the "**Deed**") executed by Seller and furnished to Buyer at Closing. The deed restrictions run with the Homesite and require, among other things, that (i) buyer give Seller notice of Seller's defaults or any Claim (as defined therein) after Closing and (ii) Seller have an opportunity to inspect and cure defects in the Home. The deed restrictions further require the arbitration of any Claim against Seller that cannot be resolved.

3.4 Buyer acknowledges the provisions of the Governing Documents are fair and reasonable.

4. **Association Memberships**.

4.1 Upon conveyance and recording of the Deed to the Home, Buyer understands and agrees that Buyer will then become a member of the Lindera Preserve Property Owners' Association, Inc., a South Carolina nonprofit corporation (the "**Neighborhood Association**") and a member of the Cane Bay Plantation Neighborhood Association, Inc., a South Carolina nonprofit corporation (the "**Association**"). Buyer agrees to accept the liability and obligations of such memberships. Buyer understands that as a member of the Association and Neighborhood Association, Buyer will be required to pay Assessments (as defined in the Governing Documents) for the maintenance of the Common Areas (as defined in the Governing Documents) and for such other uses and purposes as are provided for in the Governing Documents. Buyer also understands and agrees that a failure to pay Assessments when due could cause the Association and/or Neighborhood Association to record a lien on the Home and to foreclose such lien. Assessments are subject to additional increases in the manner currently provided for in the Governing Documents. Neither Seller, the Association, the Neighborhood Association nor any other builder can estimate the amount or frequency of any such increase.

4.2 Buyer acknowledges that nominees of Seller, and the developer of the Community and the developer of the Neighborhood may serve as the initial officers and directors of the Association and Neighborhood Association. The officers and directors and the management company, which may be an affiliate of Seller, are authorized by Buyer to act for and on the behalf of the Association and Neighborhood Association. Seller may, but is not required to, advance monies to the Association and/or Neighborhood Association for operations. In the event such advances are made, they will be considered a loan from Seller, and the Association and/or the Neighborhood Association will be obligated to repay such advances as set forth in the Community Documents and the Neighborhood Documents.

4.3 Buyer acknowledges that all new construction and modifications of existing construction and exterior improvements within the Community are subject to the prior written approval of the appropriate architectural review, design review or similar committee or authority, which is appointed by the Board of Directors of the Association and Neighborhood Association as applicable. Buyer agrees to comply with all rules and regulations of the appropriate authority (or authorities) governing construction of improvements within the Community and the Neighborhood as the same may be amended and exist from time to time. These restrictions are subject to change without notice. Building and use restrictions include, but are not limited to, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, the developer of the Community, the developer of the Neighborhood and homebuilder(s), leases and restoration of homesites. Buyer agrees not to commence any construction upon the Homesite until it has obtained all requisite written approvals therefore. Buyer further agrees not to make any modifications of any existing buildings and improvements, including, but not limited to, landscaping and landscape irrigation, without the prior written approvals of the appropriate authority (or authorities) pursuant to any city, county or state regulation and pursuant to recorded covenants, conditions or restrictions governing the land. In addition, every city, county or town has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Prior to making changes to the Home or Homesite, Buyer should contact the applicable governmental authorities for further information concerning local codes and ordinances. Decks, fences and exterior color are among the more common, although not the only, improvements for which architectural approval is required.

4.4 Approval of any work by the appropriate reviewing authority or authorities shall not constitute an express or implied warranty or representation that any work complies with applicable codes, ordinances or other governmental regulations, or that the work is well designed or will be constructed in a proper manner.

4.5 Failure to submit plans and specifications to the appropriate reviewing authority or authorities for approval is a violation of the provisions of the Neighborhood Declaration and/or applicable deed restrictions, which may result in sanctions and/or the imposition of fines, and the removal, at homeowner expense, of any non-approved improvements or modifications.

5. **Community Charges**. In addition to the Closing Costs set forth in Rider B, Buyer shall pay the following additional Closing Costs respecting the Community:

5.1 Association Assessments. Assessments payable to the Association ("**Association Assessments**"), prorated for the month in which the Closing occurs (based on the then current Assessments at the time of closing). Such Assessments are estimated to be **$652.00** per year at this time. Buyer understands that the estimated operating budget for the Association is only an estimate of what it will cost to run the Association. The Association may make changes in the budget at any time to cover increases or decreases in expenses or estimates in the budget. Without limiting the generality of this Section, those changes will not give Buyer any right to cancel the Agreement.

5.2 Neighborhood Association Assessments. Assessments payable to the Neighborhood Association ("**Neighborhood Assessments**"), prorated for the month in which the Closing occurs (based on the then current Assessments at the time of closing). Such Assessments are estimated to be **$104.00** per year at this time. Buyer understands that the estimated operating budget for the Neighborhood Association is only an estimate of what it will cost to run the Neighborhood Association. The Neighborhood Association may make changes in the budget at any time to cover increases or decreases in expenses or estimates in the budget. Without limiting the generality of this Section, those changes will not give Buyer any right to

cancel the Agreement.

5.3 Association Initial Capital Contribution. Buyer acknowledges that among other Assessments provided for in the Community Documents, the Association has established an initial capital contribution ("**Initial Capital Contribution**"). Buyer acknowledges that upon conveyance of the Property an Initial Capital Contribution in an amount equal to **$937.00** (or such amount as determined from time to time) is due. The Initial Capital Contribution may be used for any reason whatsoever including, without limitation, reimbursement for costs in setting up the Association and costs of deficit funding. Buyer acknowledges and agrees that the Initial Capital Contribution is not to be considered as an advance payment of Assessments.

5.4 Resale Capital Contribution. Buyer acknowledges that the Association and/or Neighborhood Association may establish a Resale Capital Contribution (as defined in the Governing Documents). For more information on the Resale Capital Contribution, please refer to the Governing Documents.

6. **Security**. The Community is not a gated community and the roads in the Community are public.

7. **Building and Use Restrictions**. Every homesite is subject to building and use restrictions as set forth in Article II of the Community Declaration and Article XI of the Neighborhood Declaration. These restrictions are subject to change without notice. Building and use restrictions may affect, among other things, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, satellite dishes, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, any developer and homebuilder(s), leases and restoration of homesites. Seller encourages you to carefully review the Community Declaration and Neighborhood Declaration and to ensure the long-term quality of life for both you and your neighbors.

8. **Municipal Building Codes And Ordinances**. Every city or town has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Prior to making changes to your Home or Homesite, you should contact the Building Inspector for the County of Berkeley at (843) 719-4368 for further information concerning local codes and ordinances. Seller is not responsible for notifying Buyer or any other homeowners of the content or restrictions contained in any local codes or ordinances.

9. **Architectural Review**.

9.1 The Neighborhood Declaration currently provides that no improvements shall be commenced upon any homesite, nor shall the exterior color, style and materials of an approved structure on a homesite be altered without the prior written approval of the Architectural Control Committee ("**ACC**") or the Neighborhood Architectural Control Committee ("**Neighborhood ACC**"), as applicable, which is appointed by the Board of Directors of the Association or Neighborhood Association, as applicable. Improvements constructed by Seller or the developer of the Community, or the Neighborhood, as applicable, are exempt from this requirement. Approval of any work by the ACC or the Neighborhood ACC, as applicable, shall not constitute an express or implied warranty or representation by the ACC or the Neighborhood ACC, as applicable that any work complies with applicable codes, ordinances or other governmental regulations, or that the work is well designed or will be constructed in a proper manner. Decks, fences and exterior color are among the more common, although not the only, improvements for which architectural approval is required. For more information concerning architectural review, please review the Neighborhood Declaration.

9.2 Failure to submit plans and specifications to the ACC or the Neighborhood ACC, as applicable, for approval is a violation of the Neighborhood Declaration, which may result in sanctions and/or the imposition of fines, and the removal, at homeowner expense, of any non-approved modifications.

10. **Pet Restrictions**. Buyer understands that the only pets allowed in the Neighborhood and the Community are those which are in accordance with the restrictions contained in the Neighborhood Documents, the Community Documents or any amendments thereto.

11. **Short-Term Rentals.** Buyer acknowledges that homes in the Community may be rented for any length of time, subject to certain restrictions set forth in the Community Documents. Buyer may contact the Association if Buyer has any questions concerning short-term rentals.

12. **Flood Zone**. Buyer acknowledges that the Property may be in a flood zone. Flood zone designations may change from time to time and Buyer should not rely on oral representations as to the flood zone status of the Property and should visit www.fema.gov and/or the county or city flood map website where the Property is located. Mortgage lenders will typically require the issuance of flood insurance as a requirement for financing, which insurance must be present at Closing. Seller recommends that each Buyer of a Home protect his/her Home by obtaining proper insurance coverage. It is possible, however, for Buyer to submit documentation to the Federal Emergency Management Agency (FEMA) to have the Home re-classified by FEMA, whereby the mortgage lender may have the option to waive the requirement of flood insurance. Buyer is solely responsible for the submission to FEMA for such re-classification and any and all expenses related to such submission. Further, Buyer acknowledges and understands that the waiver of flood insurance is at the sole discretion of the mortgage lender.

13. **Irrigation System**. Buyer acknowledges and agrees that the irrigation system to be provided by Seller for the Common Areas utilizes a water supply from a well, lake or other natural source of water. The water from these sources may or may not have a high concentration of iron which can cause staining. Seller cannot detect in advance

which water supply may stain walls, sidewalks, driveways and surrounding areas. Buyer understands that it may become necessary to install a treatment system to the irrigation water to prevent staining on the Home, sidewalks, driveways, or other surrounding areas and that if such treatment system is necessary it shall be paid for by Buyer.

14. **Utilities**.

14.1 Buyer acknowledges that no septic tanks shall be permitted within the Community and the Neighborhood. No wells shall be installed without the express written consent of the ACC, the Neighborhood ACC, if applicable, and all other applicable government agencies.

14.2 Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water retention and/or detention basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever. Overflow swales are generally utilized for overflow storm water capacity as a result of water drainage. Electrical transformers may only be landscaped to the extent permission is given by the utility provider. In some cases, water may flow from one homesite to another. State law may provide that the owner of the homesite receiving water is required to accept the water flow and may not impede the flow of this water. In addition, the Property will be graded to provide for reasonable drainage away from the Home's foundation. The vast majority of foundation problems are caused by insufficient drainage or lack of watering of soil around the foundation. Buyer should keep Buyer's lawn well watered to maintain consistent moisture content and avoid excess wetness, dryness or cracking of soil. The construction of curbs, decks, retaining walls, pools, spas, patios, landscape edging and similar items can also trap water within the yard area and cause structural damage to the Home's foundation. Seller strongly recommends that Buyer consult with a licensed landscape architect and civil engineer before performing any work or making any changes that may affect the existing drainage pattern.

14.3 Berkeley County provides water to the Community. Because Seller does not control the water supply, Seller cannot guarantee the quality of the water provided to the Community. In addition, this area is periodically subjected to extended periods of drought that may cause depletion of water supplies. Municipalities and other providers of water services (including the Town of Summerville) may enact mandatory or voluntary cut backs or other restrictions in water usage. Seller has no control, influence, responsibility or liability for or over decisions concerning water rationing.

14.4 If Buyer has any questions about utility rates, services, safety, or anything else to do with overhead or underground transmission or utility lines, Buyer should contact the utility companies directly. Because Seller values Buyer's safety and that of Buyer's neighbors, no excavation or trenching should be done without first calling the utility companies for the location of buried utilities. There is currently no charge by the utilities for this service. This is especially important in utility easements where buried utility equipment is probable. Digging without advance notification and approval of the utility companies may be illegal, is dangerous and can result in severe personal injury or death to Buyer and Buyer's neighbors, and can also result in severe property damage to homes, property and utility equipment.

15. **Water Bodies**. BUYER ACKNOWLEDGES THAT THE WATER LEVELS OF LAKES, PONDS OR OTHER WATER BODIES WITHIN THE COMMUNITY AND/OR THE NEIGHBORHOOD MAY VARY. THERE IS NO GUARANTEE BY SELLER, THE TOWN OF SUMMERVILLE, BERKELEY COUNTY, THE ASSOCIATION OR THE NEIGHBORHOOD ASSOCIATION THAT WATER LEVELS WILL BE CONSTANT OR AESTHETICALLY PLEASING AT ANY PARTICULAR TIME; AT TIMES, WATER LEVELS MAY BE NONEXISTENT.

16. **Regulatory And Governmental Approvals**. The zoning, plans, etc. have been approved by the Berkeley County Office of the Planning and Zoning Department. For more information on the approvals required and pending in the Community, Buyer should contact the Berkeley County Office of the Planning and Zoning Department at (843) 719-4095.

17. **Prices/Market Values**. Seller, and any other builder in the Community, shall have the unilateral right to establish prices for the homes it builds in the Community. Seller and any other builder in the Community may, at its sole discretion, increase or decrease the price or the price per square foot for any home, homesite or option at any time, or offer incentives for sales of homesites and homes, all without notice to Buyer. Once Buyer has signed the Agreement establishing a price for the Property, the prices for any subsequent changes or upgrades to the Home as requested by Buyer, including but not limited to design, floor plan, options, materials or otherwise, are subject to change by Seller until a written and signed agreement on the price is reached by Seller and Buyer for such change or upgrade. Seller makes no representations or warranties that the price for the Property or options in the Home will be increased or decreased for other buyers of identical or similar homes or options. Seller also makes no representations or warranties that changes or options made by Buyer will or will not increase or decrease the market value of the Property. The Property is being sold for residential purposes and not as an investment.

18. **Construction And Sales Activities**. BUYER ACKNOWLEDGES THAT SOME AREAS OF THE NEIGHBORHOOD AND THE COMMUNITY MAY BE UNDER CONSTRUCTION AND DEVELOPMENT FOR AN EXTENDED TIME. INCIDENT TO THE DEVELOPMENT PROCESS, THE QUIET ENJOYMENT OF THE NEIGHBORHOOD AND THE COMMUNITY MAY BE UNAVOIDABLY INTERFERED WITH TO SOME EXTENT BY THE CONSTRUCTION OPERATIONS. Construction, development and sales activities in the Community and/or the Neighborhood will likely occur after Buyer has taken occupancy of Buyer's Home. Depending upon Buyer's sensitivities, this may result in some inconvenience to Buyer and Buyer's family and guests due to increased noise, dust, road closures, operation of the model homes and sales offices, and other

activities. Construction activities can occur at various hours throughout the day, and sales activities can result in additional traffic and visitors throughout the Community, particularly before the Community is completely built out. Neither Seller nor any other builder that may be active in the Community can guarantee that Buyer will not be affected or impacted as a result of the overall construction and development of the Community. Seller gives no guarantees or assurances on the active time of the Community model homes. Homesites across the street or next to the model homes may remain undeveloped until Seller determines that these homesites are no longer needed for marketing purposes.

19. **Views**. Future development and construction activities in the Community can and will modify the view from homesites (including but not limited to the Homesite). Trees and other foliage may be added or removed from lots or common areas of the Community. Additional housing and other improvements will be added within the community. Because future development and construction activities in the Community will modify views from homesites, Seller does not warrant or guarantee any existing views will be maintained in the future relative to the Property.

20. **Streetlights**. Numerous streetlights will be installed within the Community, many of which will be installed after homes have been completed, sold and occupied. Streetlights are sized and placed in accordance with Town ordinances and governmental requirements, and could in some instances generate light in or obstruct views from homes in the Community. Information about streetlight size, light output, design and location of streetlights within the Community can be obtained from the service provider.

21. **Trees And Foliage**. The Community contains numerous native trees of various sizes and varieties. While Seller has taken steps during the planning and construction of the Community to save trees, future development and construction will require the removal of additional trees, shrubs and other foliage and, therefore, Seller does not guarantee the preservation of any trees, shrubs, ground cover or other foliage in the Community or Buyer's Homesite, and cannot be responsible for short or long-term damages to foliage due to construction or development activities. Seller makes no representation or warranty that trees on the Homesite being purchased or any other homesite or common area in the Community will not be removed. All care and maintenance of foliage on an individual homesite is the responsibility of the homeowner, and Seller does not guarantee or warranty the survival of any foliage. The County of Berkeley has adopted a Tree Ordinance regulating the removal of any tree over a certain size. Before removing a tree, Buyer should contact the County to ensure that its regulations are adhered to.

22. **Facilities And Conditions Affecting Homesites**.

22.1 The information set forth in this section contains an overview of facilities and conditions which may affect some or all homesites in the Community (including but not limited to the Homesite). Because Seller does not have control over development outside of the Community, Seller does not warrant or guarantee any future development, usage, or lack of development or usage for properties located outside of the Community, or their possible impact on the residents of the Community. For additional information about offsite features that may affect the purchase of the Property, please contact the local governmental authorities having jurisdiction over the Community.

22.2 Seller advises Buyer that some of the homesites (including but not limited to the Homesite) are or may be adjacent to or near some of the following:

DRAINAGE CHANNEL, AIRPORT, RAILROAD TRACKS, STORM WATER DETENTION FACILITY, COMMUNITY CENTER, ELEVATED WATER STORAGE TOWER, SCHOOL FACILITY, PARK SCHOOL SITE, SPORTS FACILITY OR BALL FIELD, COMMUNITY LAKES, PARK AND/OR RECREATION FACILITY, WATER PLANT/SEWER PLANT, LIFT STATION, CELLULAR PHONE, RADIO, TELEVISION OR OTHER TOWER ANTENNA SITE, HIGH VOLTAGE TRANSMISSION LINES OR PIPELINE EASEMENT.

Buyer acknowledges that such facilities may impact noise, vibration, lighting, traffic and other conditions caused by daily operations of the facility. Drainage channels, lakes and storm water detention facilities will have varying levels of water for varying periods of time depending upon rainfall.

22.3 Cane Bay Elementary School and Cane Bay High School are both located within the Community, and construction is underway on Cane Bay Middle School, which also will be located within the Community. The presence of schools can cause increased noise, outdoor lighting, traffic and other conditions caused by daily operations of the facility while in session or use.

22.4 The plans for the Community provide for a public bike path within the Community.

22.5 There are high voltage transmission lines located within and adjacent to the Community. If you have questions about safety, or anything to do with the transmission lines, please call Santee Cooper at (800) 804-7424 or Berkeley Electric Cooperative at (843) 761-8200.

22.6 Some of the area around the Community is currently rural in nature and there may be certain agricultural operations that Buyer may, depending upon Buyer's sensitivity, find to be an inconvenience or a nuisance. Farmers sometimes use raw manure, chemical fertilizers, herbicides, insecticides, and rodenticides, which at times may be offensive to other people, especially sensitive people. Buyer is advised to take the time to drive around the area to ensure that Buyer is satisfied with all agricultural and other uses.

22.7 As a result of the open spaces and bodies of water in and around the Community, Buyer may

periodically find wild animals within the confines of the Community including, but not limited to, skunks, armadillos, nutria, opossums, deer, raccoons, spiders, snakes, bees, fire ants, alligators and other reptiles and other insects common to the area. Contact with any wild animal can be dangerous. Should Buyer encounter any such animal, Buyer is encouraged to contact Buyer's local animal control office for further instructions.

22.8 Property West of the Community. The property west of the Community is currently comprised of single-family residential homes.

22.9 Property North of the Community. The property north of the Community is currently comprised of undeveloped woodland.

22.10 Property East of the Community. The property east of the Community is currently comprised of undeveloped woodland, but future development of such property appears imminent.

22.11 Property South of the Community. The property south of the Community is currently comprised of single-family residential homes.

22.12 Public Ballfields. Public ballfields are located within the Community at Cane Bay Elementary School, Cane Bay Middle School and Cane Bay High School. The ballfields are or will be owned by the Berkeley County School District and the future use of the ballfields is in the discretion of the Berkeley County School District.

22.13 Future Commercial/Retail Uses. The Community is located adjacent to properties which will be developed with major commercial and retail uses in the future. The development of such uses adjacent to the Community may increase traffic volumes, noise, outdoor lighting, pedestrian activity and other similar impacts resulting from commercial development.

22.14 Development of Adjacent Property. Buyer acknowledges that Seller's current construction plans for the Community where the Home and Homesite are located may change and that no representations or warranties are made concerning the development of the Community, or any property adjacent to, surrounding, or near such Community.

22.15 Major Public Roads. The Community is located along portions of State Road (U.S. Highway 176). This road experiences heavy traffic, especially during the warm season, as a major route to and from Interstate 26 and Interstate 95.

23. **Floor and Roof Truss Support**. The Home has been designed and constructed to support typical residential loads on the floor and roof trusses. Applying excessive force to the floor or roof trusses or placing, attaching, hanging, or storing excessive loads on the floor or roof trusses, including, but not limited to, a waterbed, exercise equipment (including weights), and oversized aquariums, may result in the warping or failure of the floor, sub-floor, roof, and/or other supporting structural components of the Home.

24. **Real Estate Taxes**. When a new home is built, the full value of the home is typically not reflected in the real estate taxes until the second calendar year after construction has been completed. Seller is not responsible for communicating any information regarding real estate taxes (current or future) and cannot and will not predict what the taxes on the Home may be. Buyer should confirm any information provided concerning appraisals, tax valuation, tax rates or other tax-related questions, with Buyer's personal tax advisor and the local taxing authorities.

25. **Public Financing of Capital Improvements**. The Town of Summerville may finance certain capital improvements in the Community, may issue bonds in connection with such financing and may create one or more special tax districts within the Community to provide for repayment of such bonds.

26. **Town and County Taxes, Charges And Fees**. Property within the Community is subject to Town of Summerville and/or Berkeley County taxes, utility charges, fees and may become part of a special taxing district. For additional information, contact the Berkeley County Treasurer's Office at (843) 719-4040.

27. **Addendum Not A Substitute**. Buyer acknowledges and agrees that this Addendum is not a substitute for reading the entire Governing Documents. For a more detailed explanation of any section contained in this Addendum, refer to the Governing Documents.

28. **Pre-Sale Contingency**. Seller shall have the right to terminate this Agreement and cause Buyer's deposits to be refunded in the event that Seller does not enter into binding contracts to sell at least ten percent (10%) of the homes and homesites in the Community. Seller must, however, notify Buyer of such a termination at any time within one hundred eighty (180) days following the date of the first purchase agreement for the sale of a home in the Community, otherwise Seller will be required to construct the Community and the Home and otherwise proceed to perform its obligations under this Agreement. This shall not delay the effectiveness of this Agreement, which shall be immediate, but rather, shall be deemed a "condition subsequent" to this Agreement. In the event of Seller's termination of this Agreement pursuant to this Section, upon such termination and the return of Buyer's Deposit, Seller and Buyer will be fully relieved and released from all obligations and liabilities under and in connection with this Agreement. Seller agrees to use its good faith efforts to meet the foregoing pre-sale requirement.

29. **Third Party Developer**. Seller is not the developer/declarant of the Community. The developers of the Community are BMG III, LLC, MRG, LLC and JTG III, LLC (collectively, "**Developer**"). Buyer acknowledges that (i) Seller is neither related to nor a partner with Developer, (ii) except for limited site development work within the phase of the Community in which Seller is building homes, Seller has not designed or performed the site

development work within the Community (such as filling, grading, roads, paving, dredging, excavating, drainage, water, sewer, telecommunications, street lighting and utilities) and specifically disclaims any responsibility therefor, (iii) except for limited improvements within the phase of the Community in which the Seller is building homes, Seller does not control the amenities (existing, planned or future), landscaping, or other improvements that Developer, in its sole and absolute discretion, may provide within the Community, (iv) except for limited financial information prepared within the phase of the Community in which Seller is building homes, Seller has neither prepared nor participated in the preparation of the Community budgets or any other financial information with regard to the Community, and (v) any representations or warranties which relate to site development work, amenities, landscaping or other improvements, budgets or any other financial information, or other matters contained within or associated with the Community shall not be construed as representations or warranties made by Seller. Buyer agrees that it will not rely upon such representations or warranties in determining whether to purchase the Home located within the Community. Seller has no control or influence over the site development work, construction timing, completion, changes in design, changes in location, or other major decisions regarding the Community, including the decision to build or not to build future amenities. Seller, on behalf of itself, its agents, servants, employees, directors, officers, affiliates, representatives, receivers, subsidiaries, predecessors, successors and assigns, specifically disclaims any and all warranties for any site development work, amenities, landscaping or other improvements, budgets or any other financial information, and other matters within or with regard to the Community not performed, constructed, prepared by or under the direction of Seller. Buyer agrees to look solely to the Developer with respect to any matters regarding the Community or Association including, without limitation, site development work, existing Community amenities, any proposed amenities, any amenities which may be constructed in the future, landscaping or other improvements or changes to the Community.

30. **Statements Made By Sales Staff And Brokers**. Seller wants to ensure that Seller and Buyer are in full agreement on all terms and conditions relating to the Agreement. To best ensure that there are no misunderstandings, Buyer should ensure that all terms and conditions (including all statements, representations, or understandings upon which Buyer relies in purchasing the Home) are set forth in writing in the Agreement. **If there are any statements, representations or understandings which are made by a sales staff person or any other representative of Seller which are material to Buyer's decision to purchase, Buyer should insist that any such statement, representation or understanding is put in writing and contained in the Agreement. Seller reserves the right to reject the Agreement notwithstanding the inclusion of any such item in the Agreement.**

31. **Public School Assignment**. Seller does not control and cannot guarantee public school assignments for the Community. Because Seller does not control public school assignments, Seller cannot assure Buyer that public school assignments will not be changed in the future. For more information about public school assignments, Buyer should contact the Berkeley County School District.

32. **Counterparts**. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum.

33. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

34. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. All prior discussions, negotiations and contracts relating to such matters, whether oral or written, are hereby superseded by these documents. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized agent of Seller.

35. **Survival**. All of the terms of this Addendum shall survive Closing and the delivery of the Deed.

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER: Lennar Carolinas, LLC

[redacted]

Authorized Agent of Seller - [redacted]
Date 6/16/2021

RIDER A
(SOUTH CAROLINA)

THIS RIDER A (SOUTH CAROLINA) (this "**Rider A**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") entered into as of the 13-JUN-21 day of June, 2021, between Arrived Holdings, Inc ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______ of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider A to the Agreement shall be deemed to include references to this Rider A and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Deposit**. The Deposit received from Buyer shall be placed in a special escrow account maintained by Seller for earnest money deposits in South Carolina. Buyer shall have no right to interest upon the payments. If and to the extent such payments are deposited in any interest bearing account, then any interest on such payments shall inure to the benefit of Seller. At the time of Closing, the amount of the payments shall be credited to Buyer against the Total Purchase Price.

Buyer's Initials _[redacted]_______

3. **Return of Deposit**. In the event this Agreement is cancelled for any reason other than Seller's default, the Buyer shall be required to execute and return a release form provided by the Seller prior to return of the Deposit in accordance with this Agreement, as set forth herein.

4. **Real Estate Tax Disclosure**. When a new home is built, the assessed value of the home is calculated as of January 1st. Therefore, if the Home has a certificate of occupancy issued as of January 1st of the calendar year, Buyer will be assessed based on the value of the completed construction for that tax year. Seller is not responsible for communicating any information regarding real estate taxes (current or future) and cannot and will not predict what the taxes on the Home may be. Buyer should confirm any information provided concerning appraisals, tax valuation, tax rates or other tax-related questions, with Buyer's personal tax advisor and the local taxing authorities.

5. **Radon Gas and Environmental Pollutants**. The United States Environmental Protection Agency and various state agencies have detected elevated levels of naturally occurring radon gas in some residential structures. These agencies have expressed concern that prolonged exposure to high levels of radon gas may result in adverse effects on human health. The Seller is not having any testing done on the Property, or in the Home, with respect to radon gas or environmental pollutants. The Buyer acknowledges that Seller has made no representations or warranties, express or implied, concerning the presence or absence of radon gas or environmental pollutants in the Home or on the Property, and the Buyer acknowledges that the Seller is not qualified to analyze or evaluate these very complex issues with respect to the Home or Property. The Buyer releases the Seller from any and all liability and claims with respect to radon gas and environmental pollutants.

6. **FORM I-295**. At Closing, Seller shall provide Buyer with an affidavit on Form I-295 (Seller's Affidavit - Nonresident Seller Withholding), complying with Section 12-8-580, South Carolina Code of Laws 1976, as amended.

7. **Subsequent Payment of Initial Deposit**. If Buyer has not already paid the Initial Deposit at the time Seller accepts the Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of when this Agreement is accepted by Seller ("**Subsequent Payment**"). When a Subsequent Payment is required, any provisions in the Agreement which state that an Initial Deposit has already been provided to or received by Seller are revised to state that Buyer has chosen a method of payment that will require Buyer to make a Subsequent Payment.

8. **Debit/Credit Card Deposit**. If Buyer makes the Initial Deposit using a credit or debit card ("**Card Deposit**"), Buyer will, upon Seller's request, provide the last 4-digits of the card to Seller and the title company conducting the Closing. At least one person that is a Buyer must be the cardholder. If the card deposit is a credit card deposit, it is subject to Seller's acceptance. Buyer must provide evidence to Buyer's lender no later than (10) business days prior to Closing that the credit card deposit has been paid off out of Buyer's own funds. Such evidence shall include, but is not limited to, credit card and bank statements.

9. **Further Actions**. Buyer and Seller will execute all instructions and documents required to correct any clerical errors or to effectuate the purchase and sale contemplated by this Agreement.

10. **Counterparts**. This Rider A shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider A electronically to the other party.

11. **Conflicts**. In the event of any conflict between this Rider A and the Agreement, this Rider A shall control. In all other respects, the Agreement shall remain in full force and effect.

12. **Entire Agreement**. The Agreement, together with this Rider A and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider A or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
[redacted]

By [redacted]
Title: Authorized Representative [redacted]
Date Signed by Seller: 6/16/2021

RIDER B
(COASTAL CAROLINA DIVISION)

THIS RIDER B (this "**Rider B**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") entered into as of the thirteenth day of June, 2021, between Arrived Holdings, Inc ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______ of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider B to the Agreement shall be deemed to include references to this Rider B and to any other rider and addenda attached to the Agreement, which are hereby incorporated by this reference. In addition to those terms, the following terms shall have the meanings set forth below:

"**Closing Date Notice Period**" shall mean at least seven (7) days prior to the Closing Date.

"**Mortgage Contingency Period**" shall mean (i) thirty (30) days from the Effective Date of the Agreement, or (ii) sixty (60) days from the date of Seller's notice to reapply for mortgage financing.

2. **Mortgage Contingency**. Unless Buyer shall have notified Seller otherwise in writing within the Mortgage Contingency Period, Buyer shall be conclusively presumed to have obtained the loan commitment or agreed to purchase the Property without mortgage financing. If Buyer does timely notify Seller within the Mortgage Contingency Period that he/she failed to obtain a loan commitment, Seller may require Buyer to reapply for a mortgage loan with another lending institution designated by Seller. If Buyer then fails to obtain a loan commitment after diligently pursuing financing within the second Mortgage Contingency Period, then Seller may terminate the Agreement, or allow Buyer to terminate the Agreement, and the Deposit for any portion thereof will be refunded in accordance with the Agreement. Notwithstanding the foregoing, if Buyer fails to qualify for an acceptable loan during either Mortgage Contingency Period, Seller shall refund the Deposit to Buyer, less the sum of **$.00** to cover Seller's expenses related to denial of Buyer by a Lender, unless Buyer applied for a VA guaranteed loan. The parties shall be released from all liability under the Agreement upon the execution of a Cancellation and Release Agreement without any further acts by either party.

3. **Closing Costs**. BUYER UNDERSTANDS AND AGREES THAT IN ADDITION TO THE TOTAL CASH TO CLOSE (WHICH AMOUNT IS SPECIFIED IN SECTION 2 OF THE AGREEMENT AND THE PURCHASE PRICE AND PAYMENT ADDENDUM), BUYER SHALL PAY CERTAIN OTHER FEES AND CLOSING COSTS, IF ANY, AT CLOSING (LISTED BELOW). IN CONNECTION THEREWITH, WITHOUT LIMITATION, THE ITEMS LISTED BELOW WILL COLLECTIVELY BE REFERRED TO AS "**CLOSING COSTS**." NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, IN THE CASE OF AN FHA/VA OR FANNIE MAE LOAN, BUYER SHALL NOT PAY FOR ANY COSTS PROHIBITED BY HUD (FHA), VA OR FANNIE MAE REGULATIONS. ALL REFERENCES TO "PRO RATA SHARES" WILL BE DEEMED A TIME PRO RATION, BASED ON THE CLOSING DATE, WITH BUYER PAYING AMOUNTS ACCRUED ON AND AFTER THE CLOSING DATE. The Closing Costs include, without limitation:

3.1 The premium for a policy of mortgagee's title insurance and the cost to record the Deed. If the settlement charges that VA does not allow Buyer to pay exceed the amount of settlement charges, if any, to be paid by Seller, Seller at its sole discretion may terminate the Agreement and refund Buyer's earnest money. If the settlement charges that FHA does not allow Buyer to pay exceed the amount of settlement charges, if any, to be paid by Seller, Buyer may either pay the additional settlement charges at Closing or the additional settlement charges shall be added to the principal on Buyer's loan, regardless of whether or not the interest rate on Buyer's loan will increase as result of the addition of the settlement charges to the principal.

3.2 Attorneys' fees, costs of escrows for taxes and insurance, costs incurred to record the deed, the deed recording fee imposed pursuant to SC Code Title 12, Chapter 24, any taxes imposed upon recording of any note or mortgage, any intangible taxes, any loan fees, loan closing costs, credit report charges and PMI insurance, if applicable, charged by the Lender, and any other closing costs customarily paid by a buyer in connection with the purchase of a single family residence.

3.3 Title search updates, title examination fees, delivery charges, and any other Closing expenses of Buyer.

3.4 All additional costs respecting the Property imposed by any governmental authority.

3.5 The cost of any obligations Buyer incurs not provided for in the Agreement.

3.6 The cost of a survey of the Property.

3.7 Certified governmental liens (liens which can be paid pursuant to written notice), if any, shall be assumed and paid by Seller, pending governmental improvement liens shall be paid and assumed by Buyer.

3.8 A pro rata share of County interim service fees, if any.

3.9 A pro rata share of waste fees.

3.10 A pro rata share of utility deposits and capacity fees (water and/or sewer) for the Property prepaid

by Seller.

3.11 Any other expenses of an owner of the Property provided for or referenced in the Documents.

3.12 Amounts reflected in the Master Disclosure and Information Addendum to the Purchase and Sale Agreement, if any, attached hereto and incorporated herein.

3.13 Current expenses of the Property (for example: taxes, special assessments and current monthly assessments to one or more homeowner's associations) will be adjusted between Seller and Buyer as of the Closing Date. Buyer shall reimburse Seller for any prepaid expenses of the Property and capital contributions made to one or more homeowners' associations, paid by Seller in advance and/or for the month in which the Closing Date occurs.

3.14 If real estate taxes for the year in which the Closing Date occurs are assessed in the aggregate on the real estate comprising the portion of the Community (including the Property) rather than on a homesite-by-homesite basis, Seller will pay such taxes in full when due, but Buyer will reimburse Seller at the Closing for Buyer's pro rata share of such taxes from the Closing Date (if such taxes are then known) or the Property's allocable share (so prorated) of Seller's estimate of those taxes (if such taxes are not then known), subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual tax bill is known. If taxes for the year in which the Closing Date occurs are assessed on a homesite-by-homesite basis but such taxes are not due on the Closing Date, Buyer will be responsible for paying such tax bill in full when due but Seller will reimburse Buyer at the Closing for Seller's pro rata share of such taxes (if the taxes are then known) or Seller's estimate of those taxes (if such taxes are not then known) through the Closing Date, subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual bill is known. If the Closing takes place after Seller has paid the taxes for the year in which the Closing Date occurs, Buyer will reimburse Seller at Closing for Buyer's pro rata share of those taxes from and after the Closing Date.

3.15 The cost of any modifications or changes which are incurred by Seller as a result of changes in building codes, governmental rules, regulations or requirements, or the enforcement of any of the same, after the Effective Date of the Agreement, shall be paid by Buyer at the time of Closing.

4. **Additional Financing and Closing Costs Disclosures**.

4.1 Although Seller may make available to Buyer the name of one or more lenders or information about one or more available financing alternatives, Buyer agrees that the choice of a lender and loan is Buyer's sole decision, and Seller has not made any promises or representations concerning the likelihood of Buyer obtaining the loan, the terms and conditions of such loan or the interest rate or fees associated with such loan.

4.2 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOANS FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SUBJECT TO SECTION 8 OF THE AGREEMENT, SELLER DOES NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER. IF BUYER LOCKS IN AN INTEREST RATE AND POINTS FOR LOAN FUNDING PRIOR TO CLOSING, BUYER AGREES TO PAY THE DIFFERENCE BETWEEN THE LOCK-IN RATE AND THE MARKET INTEREST RATE AT CLOSING IF THE LOCK-IN RATE EXPIRES PRIOR TO CLOSING.

4.3 Responsibility for obtaining the loan and for satisfying all conditions made by the Lender with regard to the loan shall rest solely with the Buyer.

5. **Warranties**. Buyer understands and agrees that Seller is making only those express limited warranties set forth in the homeowner's warranty (the "**Limited Warranty**"). The Limited Warranty, incorporated herein, shall be delivered to Buyer at Closing and a copy of which is attached hereto **OR** a copy of which is available for examination at Seller's office and will, at Buyer's request, be attached as an exhibit to the Agreement. THE EXPRESS LIMITED WARRANTY AND REMEDIES PROVIDED BY SELLER CONSTITUTE THE EXCLUSIVE WARRANTY AND REMEDIES TO BE MADE AVAILABLE BY SELLER AND, EXCEPT WHERE ADDITIONAL WARRANTIES ARE REQUIRED BY APPLICABLE LAW OR REGULATION, ARE IN PLACE OF ALL OTHER GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS, WHICH ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER AND WAIVED BY BUYER. TO THE EXTENT OF ANY CONFLICT BETWEEN ANY PROVISION OF THE AGREEMENT RELATED TO WARRANTIES AND THE LIMITED WARRANTY, THE PROVISIONS OF THE LIMITED WARRANTY SHALL CONTROL. All of the terms of this Section 6 shall survive Closing and the delivery of the Deed. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE EXPRESSLY NEGOTIATED AND BARGAINED FOR THE WAIVER OF THE IMPLIED WARRANTY OF HABITABILITY, AND BUYER ACKNOWLEDGES THE SUFFICIENCY AND RECEIPT OF VALUABLE CONSIDERATION FOR SUCH WAIVER IN THE AMOUNT OF **$.00**, WHICH AMOUNT SHALL BE CREDITED TOWARD THE PURCHASE PRICE AT CLOSING. THE CONSIDERATION AGREED UPON ABOVE HAS BEEN

SPECIFICALLY NEGOTIATED BETWEEN BUYER AND SELLER.

Buyer [redacted] yer __________

6. **Documents**. Buyer acknowledges receipt of the Document Book for the Community containing many important documents regarding the Community, including but not limited to some of the documents of record affecting the Property and the Community (collectively, the "**Documents**"). The Document Book is hereby incorporated into the Agreement by this reference. The Document Book may be amended as deemed necessary by Seller in its sole and absolute discretion. Buyer agrees to take title to the Property subject to the Documents, to abide by and be bound by all of the terms and conditions of the Documents, and any amendments thereto. The Master Disclosure and Information Addendum to Purchase and Sale Agreement attached hereto sets forth additional information respecting lien rights and homeowners association's restrictions affecting the Property. Buyer understands and agrees this Section shall survive the termination of the Agreement.

7. **Inspection of the Home**. BUYER SHALL BE GIVEN AN OPPORTUNITY TO EXAMINE THE HOME WITH SELLER'S REPRESENTATIVE PRIOR TO CLOSING ON A DATE AND TIME SCHEDULED BY SELLER (A "**NEW HOME ORIENTATION**", COMMONLY REFERRED TO AS A "**WALKTHROUGH**"). AT THAT TIME, IF ANY DEFECTIVE OR INCOMPLETE ITEMS ARE NOTED, BUYER SHALL PRESENT TO SELLER AN INSPECTION STATEMENT LISTING SAID ITEMS AND SIGNED BY BUYER. IF ANY ITEMS NOTED ARE ACTUALLY DEFECTIVE IN WORKMANSHIP OR MATERIALS IN SELLER'S OPINION (IN ACCORDANCE WITH CONSTRUCTION STANDARDS PREVALENT FOR A SIMILAR HOME IN THE COUNTY), SELLER WILL BE OBLIGATED TO CORRECT THOSE ITEMS AT SELLER'S COST. A SECOND INSPECTION OF THE HOME WILL BE CONDUCTED PRIOR TO CLOSING AT WHICH TIME BUYER WILL BE GIVEN AN OPPORTUNITY TO EXAMINE THE HOME WITH SELLER'S REPRESENTATIVE TO ACKNOWLEDGE THAT ITEMS LISTED ON THE INSPECTION STATEMENT PREPARED AFTER THE FIRST INSPECTION HAVE BEEN CORRECTED. ANY REMAINING ITEMS THAT SELLER HAS AGREED TO CORRECT WILL BE CORRECTED BY SELLER AT SELLER'S SOLE COST AND EXPENSE PRIOR TO CLOSING (OR AT SELLER'S OPTION WITHIN A REASONABLE TIME AFTER CLOSING), PROVIDED HOWEVER THAT SELLER'S OBLIGATION TO CORRECT WILL NOT BE A GROUND FOR DEFERRING CLOSING, NOR FOR ANY SETOFF, NOR FOR IMPOSING ANY CONDITION ON CLOSING AS LONG AS THE HOME IS HABITABLE. THE ISSUANCE OF A CERTIFICATE OF COMPLETION, OCCUPANCY OR USE SHALL BE CONCLUSIVE EVIDENCE OF HABITABILITY AND SUBSTANTIAL COMPLETION. NO ESCROW OR HOLDBACK OF CLOSING FUNDS OR ANY CASH TO CLOSE SHALL BE PERMITTED. **EXCEPT FOR WORK THAT CANNOT BE COMPLETED AT THAT TIME OF YEAR**. IF A BUYER FAILS TO TAKE ADVANTAGE OF ANY PRE-CLOSING INSPECTION ON THE TIME AND DATE SCHEDULED BY SELLER, BUYER SHALL BE DEEMED TO HAVE WAIVED THE RIGHT TO INSPECT THE HOME PRIOR TO CLOSING.

8. **No Right to Enter**. Buyer acknowledges that all matters pertaining to the initial construction of the Property will be performed by Seller and Seller's representatives. Buyer acknowledges and agrees that for reasons of safety and to comply with liability and insurance requirements imposed upon Seller, neither Buyer nor any agent of Buyer shall, until after the Closing, be permitted to enter upon the Property without being accompanied by Seller's representative. Any permitted personal inspections shall be made at times designated by Seller, and shall not be allowed under any condition prior to the formal inspection described above and only with Seller's representative. Buyer agrees not to give instructions to, interfere with or interrupt any workmen at the Property. Buyer may not order any work on the Property until after the Closing. Buyer recognizes that Seller is under no obligation to agree to provide options, extras and/or upgrades. Without limiting the applicability of this Section to all obligations, representations and covenants of Buyer hereunder, Buyer specifically acknowledges that any breach by Buyer of the terms and conditions contained within this Section shall be deemed to be a material breach and shall entitle Seller to declare the Agreement to be in default in accordance with the provisions of the Buyer's Default in the Agreement. Seller's failure to promptly take any action with respect to Buyer's breach of the terms and conditions contained herein shall not be deemed a waiver of any of Seller's rights or remedies hereunder. Whenever the Agreement shall require Seller to complete or substantially complete an item of construction, unless provided specifically to the contrary herein, such item shall be deemed complete or substantially complete when so completed, in the sole and unfettered opinion of Seller. Should Seller fail to provide any item of construction required to be provided, Buyer's sole remedy therefore will be to collect an amount from Seller equal to Seller's cost for such item and for Seller's cost of installation of such item had such item been installed at the appropriate time during construction. Without limiting Seller's rights and Buyer's obligations contained within this Section and elsewhere in the Agreement, should any warranted defects in workmanship or materials be discovered before or after the Closing, Buyer agrees that Buyer's sole remedy therefore is for Seller to, at Seller's sole and absolute discretion, either repair or replace the defective item. To the extent permitted by applicable law, Seller disclaims any liability for incidental or consequential damages that may arise from a defective item.

9. **Counterparts**. This Rider B shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider B electronically to the other party.

10. **Conflicts**. In the event of any conflict between this Rider B and the Agreement, this Rider B shall control. In all other respects, the Agreement shall remain in full force and effect.

12. **Entire Agreement**. The Agreement, together with this Rider B and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider B or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized agent of Seller.

[redacted]
Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
[redacted]
a

By [redacted]
Title: Authorized Representative [redacted]
Date Signed by Seller: 6/16/2021

Affiliated Business Arrangement Disclosure Statement

BUYER: Arrived Holdings, Inc

REFERRING PARTY/SELLER [redacted]

PROPERTY: 162 Lucky Day Drive Summerville SC 29486

DATE: 6/13/2021

This is to give notice that Referring Party/Seller (Seller) has business relationships with the companies listed in the boxes below. Specifically, Seller is, directly or indirectly, wholly owned by Lennar Corporation. Lennar Corporation (i) owns, directly or indirectly, 100% of Lennar Mortgage, LLC and Lennar Title, LLC; (ii) indirectly has a 20% ownership interest in North American Title Insurance Company; (iii) indirectly has at least an 80% ownership interest in Lennar Insurance Agency, LLC; and (iv) indirectly has a substantial minority ownership interest in North American Advantage Insurance Services, LLC. In addition, if you choose to use Lennar Insurance Agency, LLC for insurance services for your new home, Lennar Insurance Agency, LLC may outsource certain services to be performed by Blend Insurance Agency, Inc. Lennar Corporation indirectly has a minority ownership interest of less than 1% in Blend Insurance Agency, Inc. Because of these relationships, this referral of services may provide Seller a financial or other benefit.

Set forth below are the types of settlement services offered by these affiliated companies and the estimated charge or range of charges generally required by these companies for such settlement services. You are NOT required to use any of the companies listed above as a condition to the purchase of the property.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE YOU ARE RECEIVING THE BEST SERVICES AND RATE FOR SUCH SERVICES.

Provider and Settlement Services/Estimated Range of Charges

MORTGAGE

Lennar Mortgage, LLC arranges and makes mortgage loans and the following are estimated mortgage loan related charges or range of charges (**not all of the charges may apply**):

Description of Settlement Service	Range of Charges
Origination Charges	
% of Loan Amount (Points)	0% - 3% (of the loan amount)
Origination Fee	0% - 1.5% (of the loan amount)
Commitment Fee	$0 - $595
Courier/Messenger Fee	$0 - $25
Document Preparation Fee	$0 - $395
Underwriting Fee	$0 - $900
Wire Transfer Fee	$0 - $25
Appraisal Fee Paid to Appraiser	$400 - $750
Credit Report Fee Paid to Outside Agency	$12 - $100

NOTE: The actual fees charged may vary based on the size of your loan, loan program and interest rate you choose. There also will be other third-party charges. You will receive a Loan Estimate when you apply for your mortgage loan that will give you an estimate of all anticipated charges.

Affiliated Business Arrangement Disclosure Statement

TITLE

Seller may refer you to an attorney, law firm or title agency (collectively, Attorney) to provide closing services and also arrange for title insurance through numerous underwriters, one of which is [redacted] Attorney is not affiliated with Seller. In connection with the purchase of the subject property, we recommend Attorney to handle the closing and [redacted] to handle the issuance of any title insurance, which (if Attorney is selected by you) may be provided by [redacted] Because of the business relationship and arrangement described above, the referral to Attorney may provide Seller a financial or other benefit. **You are not required to use Attorney, [redacted]**

The following are estimated charges or range of charges for the settlement services listed should [redacted] provide the title insurance:

Description of Settlement Service	Range of Charges
Owner's Policy:	$3.60 per $1,000 for purchase price up to $50,000 $3.00 per $1,000 over $50,000 and up to $100,000 $2.10 per $1,000 over $100,000 and up to $500,000 $1.80 per $1,000 over $500,000 and up to $5,000,000 $1.20 per $1,000 over $5,000,000 *Enhanced Owner's Policies are 20% more*
Lender's Policy:	$3.60 per $1,000 of loan amount up to $50,000 $3.00 per $1,000 over $50,000 and up to $100,000 $2.10 per $1,000 over $100,000 and up to $500,000 $1.80 per $1,000 over $500,000 and up to $5,000,000 $1.20 per $1,000 over $5,000,000 *Enhanced Lender's Policies are 20% more*
Simultaneous Issue:	$75 for the amount of insurance not in excess of the Owner's Policy. Any liability over the Owner's Policy shall be calculated at the rates shown above.
Endorsements:	$50 - $100 for standard endorsements, 10% - 20% of the premium for extra-risk endorsements.
Title Binder Fee:	$100

INSURANCE

[redacted] an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Lennar Insurance Agency has a contractual arrangement with [redacted] a sub-producer, to provide certain services in connection with providing such insurance products. Set forth below are the estimated range of charges by Lennar Insurance Agency for the settlement services listed.

Description of Settlement Service	Range of Charges - Annual Premium
Homeowner's/Hazard Insurance	0.2% - 2.5% of purchase price amount
Flood Insurance	0.1% - 0.5% of purchase price amount

[redacted] is an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Set forth below are the estimated range of charges by [redacted] for the settlement services listed.

Description of Settlement Service	Range of Charges - Annual Premium
Homeowner's/Hazard Insurance	0.2% - 2.5% of purchase price amount
Flood Insurance	0.1% - 0.5% of purchase price amount

__NOTE__: The above premium ranges for homeowner's/hazard and flood insurance are from Lennar Insurance Agency and NAAIS. If enhancements to the standard policy such as increased limits, scheduled articles, and/or earthquake coverage are required, the premium may increase. Actual quote and acceptance by [redacted] or NAAIS is subject to Lennar Insurance Agency's or NAAIS' application of the [redacted], including but not limited to verification of your credit score and previous loss history. Of course, the cost of your insurance may vary due to many factors including, without limitation, the size, location and cost of your home.

Affiliated Business Arrangement Disclosure Statement

Acknowledgment

I/we have read this notice and understand that Seller is referring me/us to purchase the above-described settlement services and may receive a financial or other benefit as a result of this referral.

[redacted]
Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER: [redacted]

[redacted]
Date 6/16/2021

INSULATION ADDENDUM

THIS INSULATION ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the Thirteenth day of June, 2021, between Arrived Holdings, Inc (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______, of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Insulation**. Pursuant to Title 16, Chapter I, Section 460.16 of the Code of Federal Regulations, the insulation that is or will be installed in the Home where conditioned space meets unconditioned space is as follows and will, according to the manufacturer, yield the R-values stated:

Location	Type	Thickness	R-Value
Exterior Walls	Batt	3 1/2 inches	R-13
2x6 Exterior Walls	Batt	6 inches	R-19
Main Ceiling	Batt/Blown	9 1/2 inches	R-30
Conditioned Floor Space	Batt	9 1/2 inches	R-19

If so indicated above, fiberglass (also known as glass wool) is/will be used for insulation in the Home. The U.S. Department of Health and Human Services ("**HHS**") has listed fiberglass as a substance "which may reasonably be anticipated to be a carcinogen." This listing identifies substances selected for further study because of their potential carcinogenic risk but is not an assessment by HHS that there is a causal connection between fiberglass and human cancer. The listing does not establish that fiberglass presents a risk to persons in their daily lives.

3. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

5. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized agent of Seller.

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
[redacted]

By [redacted]
Title: Authorized Representative [redacted]
Date Signed by Seller: 6/16/20

ADDENDUM FOR NATURAL STONE FLOORS AND COUNTERTOPS

THIS ADDENDUM FOR NATURAL STONE FLOORS AND COUNTERTOPS (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the thirteenth day of June, 2021, between Arrived Holdings, Inc (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______, of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Natural Stone Flooring and Countertops**. Natural stones with varying colors and mineral compositions ("**Stone**") are found in quarries throughout the world. Stone including, without limitation, marble and granite, are therefore products of nature and vary in color, markings, shade, and texture. Buyer acknowledges that Stone is not uniform and that Seller can make no guarantees regarding the color, markings, shade, and texture of the Stone to be used in the Home. Buyer further acknowledges and Seller makes the following disclosures regarding the Stone to be used/installed in Buyer's Home:

 2.1 Cleaning. Care should be exercised when cleaning Stone. No chemicals should be used to clean stone other than those cleaners specifically designed to clean Stone.

 2.2 Natural Inconsistencies. Stone contains natural inconsistencies which will be present in Stone flooring and/or countertops in the Home; such natural inconsistencies are normal and are not defects.

 2.3 Edges and Corners. There may be changes in the patterning of Stone from one edge or corner of the flooring or countertop to another edge or corner; such changes in patterning is normal and is not a defect.

 2.4 Fissures and Pits. Stone may contain fissures and pits that occur naturally and may appear as a small hole or recess; such fissures and pits are not cracks or defects.

 2.5 Spots, Freckles, and Rust. Spots, freckles, and/or rust may appear in Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Stone; such spots, freckles, and rust are not defects.

 2.6 Seams. Stone is almost never seamless due to the techniques employed to cut the slab of Stone in a way that preserves the maximum beauty of such Stone. Pieces of Stone must therefore be fitted together and the Stone used in the Home will not be seamless and may have visible seams, which are not defects.

 2.7 Wallboard and Plaster. Stone is cut by machine to be straight. Irregularities occurring in the Home may mean that the installer has to force pieces of Stone into the wallboard or plaster during installation to compensate for the irregularities. Shims, caulking and putty may be used to fill imperfections in walls and floors in order to install Stone flooring and countertops. There may be such shims, caulking and/or putty in the Stone used in the Home, which shims, caulking and/or putty are used to enhance the installation and are not defects.

 2.8 Staining. Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

 2.9 Sink Cabinet. The cabinet directly under the sink shall be six (6) inches larger than the sink, as a sink of larger size will preclude natural adjustment of seams and edges of Stone countertop and may result in a deterioration of the Stone countertop.

3. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

5. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized agent of Seller.

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER: [redacted]

[redacted]

Authorized Agent of Seller - [redacted]
Date 6/16/2021

INDOOR ENVIRONMENTAL QUALITY DISCLOSURE

THIS INDOOR ENVIRONMENTAL QUALITY DISCLOSURE (this "**Disclosure**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the Thirteenth day of June, 2021, between Arrived Holdings, Inc (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______, of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Disclosure to the Agreement shall be deemed to include references to this Disclosure and to any other disclosure and/or addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Indoor Environmental Contaminates**. There are many different types of indoor environmental contaminants, including, but not limited to, pet dander, dust mites and mold. Molds and other potential contaminants have been a part of our environment for millions of years. Contaminants are everywhere, indoors and outdoors. Therefore, everyone is exposed to some contaminants on a daily basis without evident harm. Due to a number of factors, including the fact that sensitivities to various types of molds and other potential contaminants vary from person to person, there are no state or federal standards concerning acceptable levels of exposure to mold. According to the Consumer Product Safety Commission and the American Lung Association, some diseases or illness have been linked with biological pollutants in the indoor environment, including some forms of mold. However, many of these conditions also have causes unrelated to the indoor environment. Therefore, it is unknown how many potential health problems relate exclusively to poor indoor air. Buyer should determine for himself/herself whether Buyer, Buyer's family members or any other individuals who will occupy or use the Home have special needs or increased risk to these conditions. Buyer should carefully monitor the conditions in the Home for mold growth and other contaminants.

When excessive moisture or water accumulates indoors, mold growth can and will occur, particularly if the moisture problem remains unaddressed. There is no practical way to eliminate all molds or mold spores in an indoor environment. The key to controlling indoor mold growth is to control moisture.

There are many ways to help control moisture in and beneath the Home. The U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the American Lung Association and others recommend taking measures such as those listed below to help control moisture in and beneath the Home. The following list is not meant to be all-inclusive.

- o Fix leaking plumbing and any other source of unwanted water immediately.
- o Maintain proper indoor humidity. Equipment that conditions the air, such as air conditioners, humidifiers and ventilation systems must be operated year round.
- o Raise the temperature in areas where moisture condenses on surfaces and open doors between rooms to increase air circulation in the Home, including doors to closets.
- o Have major appliances, such as furnaces, heat pumps, central air conditioners, window air conditioning units, ventilation systems and furnace attached humidifiers inspected, cleaned and serviced regularly by a qualified professional.
- o Clean and dry refrigerator, air conditioner and dehumidifier drip pans and filters regularly and make sure that refrigerator and freezer doors seal properly.
- o Keep water away from the foundation of the Home by maintaining required slopes, drainage and keeping plantings and sprinklers the proper distance from the Home.
- o If there is a sump pump in the Home, inspect it regularly to ensure that it is properly operating.
- o If there is a crawl space or structural sub-floor, inspect the ground beneath the floor on a regular basis to make sure there is no standing or excessive water. If there is standing or excessive water, seek professional assistance to remove the water. If Buyer is interested in finishing the basement, only do so after consulting an expert to determine the suitability of the basement for a finished area.

The following are suggestions that may assist Buyer in preventing and addressing mold growth in the Home.

- o It is important that Buyer responds promptly when Buyer sees signs of moisture or mold.
- o Do not allow moisture to stand or make contact with carpet, furniture and cellulose-based materials, such as wood, drywall or other non-tile, non-plastic or non-metal materials.
- o Dry all water damaged areas and items immediately to prevent mold growth.
- o If mold develops, clean up the mold by washing off hard surfaces with detergent and water and completely dry the surface.
- o Depending upon the nature and extent of the mold infestation, trained professionals may be needed to assist in the remediation effort.

- Mold that is not properly and adequately removed may reappear.

Proper maintenance and cleaning of the Home is the responsibility of each homeowner and will lessen the potential for water intrusion and help to control indoor environmental contaminants. Further, it is the responsibility of each homeowner to monitor their Home on a continual basis for excessive moisture, water and mold accumulation. If Buyer discovers accumulation of water or moisture in, around or under the Home, Buyer should immediately seek to control the source of the water or moisture. Failing to control the source could result in additional damage and the growth of mold. Plumbing leaks and water penetrations that are covered by the Limited Warranty, if any, during the term of the Limited Warranty must be reported to Seller immediately. If the Limited Warranty has expired or does not cover the specific problem, Buyer should not delay in having professionals address the problem. Seller will not be responsible for, and Buyer agrees to indemnify and hold harmless Indemnified Parties from and against all Claims in connection with, water-related damages, including personal injuries or property damage caused by mold, but only to extent that the damages are caused by (A) Buyer's negligence, (B) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (C) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Home caused by improper construction. Buyer also agrees to waive all rights of subrogation for damages resulting from water-related damages, mold growth, any personal injuries, or any remediation resulting from (A) Buyer's negligence, (B) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (C) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Home caused by improper construction.

3. **Counterparts**. This Disclosure shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Disclosure electronically to the other party.

4. **Conflicts**. In the event of any conflict between this Disclosure and the Agreement or any other addenda and/or riders, this Disclosure shall control. In all other respects, the Agreement shall remain in full force and effect.

5. **Entire Agreement**. The Agreement, together with this Disclosure and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Disclosure or the Agreement shall be effective unless set forth in writing and signed b

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date ____________

Buyer -
Date ____________

Buyer -
Date ____________

SELLER: [redacted]

[redacted]

Authorized Agent of Seller - Jennifer Petras
Date 6/16/2021

CONNECTED HOME ADDENDUM

THIS CONNECTED HOME ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the thirteenth day of June, 2021, between Arrived Holdings, Inc (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______ of Lindera Preserve Subdivision/Plat in the community known as Lindera Preserve American Dream Series (the "**Community**") and applies to Units/Homes (hereinafter "**Homes**") built under Lennar's Home Automation Program.

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Seller Does Not Provide Internet Connectivity**. Buyer is responsible for engaging an outside service provider to provide internet connectivity to the Home. All such service providers are third parties operating outside of Seller's control and Seller makes no representations regarding any such providers or any services provided by or through same. All contracts and service agreements relating to internet connectivity are between the Buyer and third parties, and Seller shall have no liability or responsibility in connection with such agreements or services.

THE BUYER UNDERSTANDS AND ACKNOWLEDGES THAT THE BUYER IS SOLELY RESPONSIBLE FOR DETERMINING THEIR INTERNET BANDWIDTH REQUIREMENTS. WIRELESS EQUIPMENT PRE-INSTALLED IN THE HOME ONLY PROVIDES CONNECTIVITY INSIDE THE HOME. SELLER HAS NO CONTROL OVER, AND IS NOT RESPONSIBLE FOR, CONNECTION SPEEDS BETWEEN THE HOME AND THE INTERNET, OR THE RELIABILITY OF SUCH CONNECTIONS, OR ANY CONNECTIVITY, RELIABILITY, OR BANDWIDTH ISSUES ARISING FROM OUTSIDE THE HOME OR FROM THE BUYER'S INTERNET SERVICE PROVIDER. THE BUYER ALSO ACKNOWLEDGES THAT CERTAIN ACTIVITIES MAY REQUIRE CONNECTION SPEEDS THAT ARE GREATER THAN THAT SUPPORTED BY WIRELESS TECHNOLOGIES. IF THE BUYER REQUIRES HIGHER SPEEDS A WIRED CONNECTION MAY BE REQUIRED IN ADDITION TO ANY PRE-INSTALLED WIRELESS EQUIPMENT.

3. **Wireless and Internet Devices**.

3.1 Devices. Pursuant to the Agreement, Buyer shall receive certain machines, appliances, equipment, systems and wireless and/or internet devices ("**Smart Devices**") with the purchase of the Home. Seller reserves the right to, without notice, change or substitute Smart Devices, which in Seller's opinion are considered to be of quality substantially similar or equal, or are of better quality, subject to their availability.

3.2 Device Warranties. Smart Devices are subject only to manufacturer warranties, and Seller makes no warranties or representations regarding them. Seller shall have no liability for any manufacturer or third party warranties relating to any Smart Devices. Physical network wiring in the Home will be treated in the same manner as other wiring installed in the Home.

3.3 Security, Privacy and Data Breach. To the extent any Smart Devices include any security features or capabilities, the devices may be pre-configured with factory-default security settings. To the extent any such device is not configured, the Buyer is responsible for all configuration and settings. Seller makes no representations or warranties regarding the security of any Smart Devices or the effectiveness or sufficiency of any default settings, configured settings, or security features provided by such equipment, including effectiveness or sufficiency against attacks or intrusions with respect to Buyer's safety or privacy. Buyer is responsible for selecting and using strong passwords, controlling access to those passwords and the devices themselves, and for any changes to security settings, passwords or configurations after the date of the Closing.

3.4 Buyer's Requirements, Buyer's Devices, and Third Party Devices. Seller makes no representations that any wireless equipment or network will be sufficient to meet the Buyer's needs or requirements. As between Buyer and Seller, configuration, operation, and use of all third party internet connectivity equipment, all Buyer and third party supplied devices and equipment connected to any in-home network by or on behalf of the Buyer are subject only to manufacturers' warranties, and all related services and agreements are entirely the Buyer's responsibility and are entirely at the Buyer's own and sole risk. Seller makes no warranties or representations regarding the Smart Devices or any consequences thereof (including, without limitation, any personal injury or property damage caused by, or related in any manner to, the malfunction thereof), and Buyer shall be solely responsible for monitoring any alerts received on any application that are related to the performance of any Smart Device.

3.5 Risk of Unauthorized Cyber Access. Certain Smart Devices which are installed in the Home may include technology that allows such devices to be accessed through the internet or other wireless technology. A third party may gain unauthorized access to the Smart Devices and control or access them without the Buyer's knowledge or permission. Buyer is solely responsible for determining the level of security and protection suitable for all Smart Devices connected to any network in the Home, for configuring all relevant equipment to provide appropriate security, and for taking any other security measures Buyer deems necessary or appropriate. Seller makes no representation, and shall have no liability, for any data breaches, malware attacks, network intrusions, physical intrusions, privacy

intrusions, cyber-attacks, theft, or other risks related to the Smart Devices, even if such Smart Devices are installed by Seller or at Seller's direction.

3.6 Activation and Post-Activation Support. The Smart Devices and related software require, among other things, Buyer to download and use the Smart Devices' mobile applications and at least one active mobile device that is available for use. Each third party manufacturer, and not Seller, will be responsible for providing support to Buyer in connection with the applicable Smart Device. Seller makes no representations or warranties regarding the support provided by such third party manufacturer, including any monitoring. Buyer's jurisdiction may require permitting, including a permit fee, for Buyer to obtain professional monitoring of certain Smart Devices, in which case Buyer shall be responsible for obtaining such permit and paying such fee.

4. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

5. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

6. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:

[redacted]

a

By [redacted]

Title: Authorized Representative [redacted]

Date Signed by Seller: 6/16/2021

PRIVACY POLICY NOTICE ADDENDUM

THIS PRIVACY POLICY NOTICE ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the thirteenth day of June, 2021 between Arrived Holdings, Inc (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 9276 of Block ______ of Lindera Preserve Subdivision/Plat/Condominium in the community known as Lindera Preserve American Dream Series (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference. Notwithstanding the foregoing or anything contained in the Agreement to the contrary, for the exclusive purpose of this Addendum, [redacted] shall have the meaning set forth in the Privacy Policy Summary attached hereto as Exhibit "A" ("**Privacy Policy Summary**").

2. **Explanation**. Buyer may need a mortgage, homeowners' insurance, title insurance and/or settlement services in connection with the purchase of the Home. While Buyer is not required to use a [redacted] to purchase such services, they are available to assist with obtaining these services in connection with the purchase of the Home. This Addendum provides Buyer with the option of electing to receive marketing materials, including price quotes, for services that may be necessary in connection with the purchase of the new Home. It is entirely Buyer's choice whether to receive any such information, and there is no obligation to use any [redacted]

3. **Privacy Summary**. Buyer acknowledges that Buyer has received and reviewed Seller's Privacy Policy Summary and has been given the opportunity to review Seller's complete Privacy Policy at [redacted] or on request. Buyer hereby accepts the Privacy Policy and acknowledges that the Privacy Policy is subject to future amendment.

4. **Privacy Selections**. Please choose the "Yes" or "No" options below to indicate whether Buyer wishes to share information with Lennar Affiliates (such as those involved in the home purchasing process, e.g. [redacted] f there is more than one Buyer, the choices selected on the Addendum will apply to all Buyers who have executed the Addendum.

YES	NO	
x		**Affiliate Information Sharing**: Agreeing to this option will allow the [redacted] to provide Buyer with offers and information about products and services that may be necessary in connection with the home-buying process by accessing and using Buyer's personal information. These services include providing the Buyer with home financing information and quotes for title insurance, closing services and homeowner's insurance.
	x	**Credit Information Sharing**: Agreeing to this option will allow Seller to share information about Buyer's creditworthiness with [redacted] for their everyday business purposes.

Buyer may change the above selections (i.e., opt-out if Buyer has previously selected "YES", or opt-in, if Buyer has previously selected "NO") at any time by visiting [redacted] and making the appropriate selections in the manner prescribed in the form, or as otherwise described in the current Privacy Policy.

5. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

[redacted]

Buyer - Arrived Holdings, Inc
Date 6/13/2021

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
[redacted]

By: [redacted]
Title: Authorized Representative [redacted]
Date Signed by Seller: 6/16/2021

EXHIBIT "A"

PRIVACY POLICY SUMMARY

This Privacy Policy Summary summarizes certain terms of the Privacy Policy of Lennar Corporation ("Privacy Policy") and our affiliated companies (collectively, "Lennar," "we", "us", "our") collect, use and disclose personal information about visitors to our websites, users of our mobile applications, people we meet in person or by phone, our customers and prospective customers, and others whose personal information we collect and retain ("you," "your," or "our"). Please review the full text of our Privacy Policy at [redacted], or contact us as explained below.

[redacted]

You consent to the terms of our Privacy Policy when you use our online services or provide your personal information to us after receiving this Privacy Policy Summary and an opportunity to review our complete Privacy Policy.

"Personal information" refers to information that identifies you or relates to you as an identifiable individual (such as your name, email address, government-issued identification numbers, Internet Protocol address); consumer information (e.g., telephone number, credit card and bank account numbers); commercial activity records (e.g., credit reports, purchasing history, other Lennar transactions); internet browsing history and other online usage; and geolocation data. Personal information may also include information that does not identify you directly if it is combined with other information in a way that enables you to be identified (such as age, gender, profession, zip code, IP address, mobile device ID, and geolocation data).

[redacted] use Personal Information for the business and commercial purposes summarized below, but our use of your information is subject to the terms of the Privacy Policy; any specific terms applicable to the services or products you request; your instructions to us that limit the use of certain information when you exercise an "opt-in" or "opt-out" or "unsubscribe" option we provide; and/or the requirements of applicable law. Subject to those limitations, [redacted] may use your personal information in the following ways:

1. Establish, maintain, and service customer accounts; provide customer service; provide financing, title, insurance or other home-purchase related services through Lennar Affiliates, engage in advertising, marketing, and online analytic services.

2. Process payment information for transactions with Lennar (although we will not retain your credit card information).

3. Requesting feedback on the customer's experience and offering products and services in the future.

4. Maintain records of our customers' needs, preferences and interests so that we may assist customers to identify properties and services provided by Lennar and letting them know about services or promotions that may be of interest to them (which may in some cases be provided by Lennar Affiliates or Business Associates), including by email, mail, telephone, or SMS text message. These are marketing messages and you are able to control whether you receive them. To learn how you can choose to stop receiving some or all of these messages, see the section titled "Opt-In/Opt-Out Procedures."

5. Undertake activities to maintain the quality of Lennar products and services and to improve, upgrade, and enhance those products and services.

6. Manage our online services to maintain functionality, improve service, detect and prevent malicious activity.

7. Develop demographic information for statistical and market research and other strategic marketing purposes.

8. Permit third party advertisers and ad servers to deliver Lennar advertisements to you on other websites you visit as explained herein. This includes, for example, verifying positioning and quality of ad impressions, and auditing compliance with marketing specifications and standards. If you prefer not to receive this form of advertising, see "How We Use and How You Can Limit Use of Cookies and Interest-Based Advertising."

9. Market our products and services through our websites, e-mail messaging, online advertising, and offline means.

10. Manage our contractual relations, protect our business interests, enforce our terms and conditions [redacted]

11. Comply with applicable law and legal process.

12. Undertake a major business transaction subject to appropriate confidentiality protections.

We share or permit access to personal information to our "Service Providers" and "Business Associates" (collectively, "Third Parties"). Service Providers assist us with administrative, technology, data storage, e-mail

services, marketing, and other business operations and may not sell or use personal information from these services for their own purposes. Business Associates are unaffiliated companies we may collaborate with in the homebuilding process or who offer products and services for the home or Community. Business Associates may use personal information for their own commercial purposes, such as marketing products and services related to your new home and may provide monetary or other consideration for access to personal information. When information is sold or exchanged for value, the Third Parties may use the personal information for their own direct marketing or other commercial purposes.

The chart below shows the categories of personal information Lennar disclosed for a business purpose to Service Providers or sold/exchanged with Third Parties during the past 12 months.

Categories of Personal Information Collected in Past 12 Months	**Sources**	**Availability to Lennar Affiliates; Sale/Exchange with Business Associates; Your Opt-in or Opt-out Rights***
Contact information: name, postal address, email address, and telephone number	o Your request for information (online or offline) o Your application for home purchase, mortgage, insurance, or other transaction o Lennar Affiliate o Business Associates o Marketing research services	[redacted] with prior affirmative consent to use for customer lead generation, direct marketing; market research services; Business Associates for customer lead generation, direct marketing; market research services**
Personal identifiers: Social security number, government-issued identification number, driver's license and passport number	o Your application for home purchase, mortgage, insurance, or other transaction information	Not shared with [redacted] or any Third Parties
Consumer information: Credit/debit card and bank or other financial account numbers	You (as necessary to complete a transaction)	Not shared wit [redacted] or any Third Parties
Commercial information: o Credit reports, purchasing history, public real estate and lien records o Lennar Affiliate transaction history, transaction contract and closing document information.	o Credit reporting agencies o Public records o Lennar Affiliates	o Shared with [redacted] with your consent; o Not shared with Business Associates
Other financial information: income, assets, liabilities, salary and employer information.	o Your application for home purchase, mortgage, insurance, or other transaction o Lennar Affiliate	o Shared wit [redacted] with your con [redacted] o Not shared with Business Associates

Internet and other electronic network activity: o Internet protocol address, mobile device identifier o Browsing history o Interactions with our websites (such as photos and comments you post)	o Cookies and other internet tracking technologies used on our websites and myLennar Account o E-mail messages	Website analytics and online advertising services that collect website data***
Geolocation data	o Your IP address and mobile device identifier o Specific location data you provide	Business Associates for lead generation, direct marketing and market research services
Interested Buyer or Home-Buyer Profile: name, email and/or street address, new home and location interests and preferences; new street address, Lennar community, gender, family members, details about your home purchase, and anticipated closing date; blog comments; photos	o You o Your social media accounts if you provide access**	May be shared with Lennar Affiliates and Business Associates for lead generation, direct marketing and market research services [redacted]

*You may change your selection at any time at https://www.lennar.com/contact/CommunicationPreferences or by contacting as explained below. You cannot opt-out of disclosures to Service Providers because they perform business services on behalf of Lennar Affiliates and do not use personal information for their own commercial purposes.

**Business Associates and social media sites are responsible for their own privacy practices, which should be described in their privacy policies and accessible from their marketing communications, websites, or mobile applications.

***You can restrict the automated collection of your online usage data and receipt of personalized ads by managing the preference settings on your browser or device.

Other reasons for sharing personal information.
Except as otherwise provided in this Privacy Policy, we may share or disclose personal information to other third parties for the following reasons:

- To third parties to whom you or authorize us to disclose your personal information.
- To enforce our contracts and the Terms and Conditions applicable to the use of the Websites.
- To fulfill your requests including connecting with your social media accounts.
- To comply with laws or valid legal process and in response to appropriate governmental requests.
- As we deem reasonably necessary to investigate, prevent or take other appropriate action in connection with potential illegal or fraudulent activities or potential risk to the personal safety of any individual or the security of your personal information.
- As we deem reasonably necessary to in connection with a major business transaction subject to appropriate confidentiality protections.

Information Sharing with [redacted] ur Privacy Rights Under the Fair Credit Reporting Act

Under Federal law, we are permitted to share information about our own transactions and experiences with you with [redacted] However, federal law gives you the right to limit our ability to share information about your creditworthiness or for marketing purposes with [redacted]

Notice of Your Ability to Limit Sharing of Creditworthiness Information with [redacted] nformation about your creditworthiness includes, for example, your income, assets, and other liabilities that you provide to us or that we obtain from a consumer credit report. We will not share your information about your creditworthiness with [redacted] unless you expressly opt-in as required by Federal law, and you may change your selection opt-out of such disclosures at any time. Please choose your preferences for sharing your creditworthiness information with [redacted] visiting [redacted] or contacting us by e-mail [redacted] You may change your selections at any time by visiting that webpage.

Notice of Your Choice to Limit Marketing by [redacted] may limit [redacted] such as our mortgage lender or broker and insurance affilia [redacted] heir products or services to you based on

personal information that we collect from you and share with them. The types of information we might share with [redacted] or their marketing purposes include your income, account history, and credit history. You can limit marketing offers from [redacted] by visiting [redacted] or contacting us by e-mail a [redacted] You may change your selections at any time by visiting that webpage.

Opt-In / Opt-Out Procedures

In the process of purchasing a [redacted] you may be interested in receiving information about a variety of related products and services including, but not limited to, home loan, title and homeowner's insurance, security services, and community resource such as telecommunications services and local merchants. When you provide us with your contact information, you will be asked to consent to authorize us to share your personal information with [redacted] d/or Business Associates to market services relating to the purchase of a home to you. You may change your selection at any time by visiting: [redacted]

(Note that you cannot opt-out of disclosures to Service Providers because they perform business services on behalf of [redacted] d do not use personal information for their own commercial purposes). If you would like to restrict the automated collection of your personal information while using our websites, mobile apps, and other online services "Online Services"), see the section titled, "How We Use and How You Can Limit Cookies and Interest-Based."

How We Use and How You Can Limit Cookies and Interest-Based Advertising

We use cookies and similar technologies on our Online Services all as more particularly provided in the Privacy Policy. We may engage third parties, such as Google Analytics, to collect activity and usage data. To learn more about how Google collects and processes data and the choices Google may offer to control these activities, you may visit: [redacted] We may use third-party advertising companies t serve ads when you visit our Online Services all as provided in the Privacy Policy.

Protecting and Retention of Personal Information

[redacted] aintains administrative, technical and physical safeguards to protect the security, confidentiality, and integrity of your personal information appropriate to the nature of the personal information we collect. While the measures we implement are intended to reduce the likelihood of security problems, we cannot guarantee that these measures will prevent unauthorized access to your personal information. We retain personal information for as long as we reasonably require it for legal or business purposes.

Rights of California Residents - This section applies only to residents of the State of California. California Consumers have the rights described at: [redacted]
The rights of California consumers include (among others):

- To direc [redacted] not to sell their personal information to others ("Right to Opt-Out");
- To know what personal information [redacted] cted, sold, or disclosed about the consumer or the consumer's household during the last twelve (12) months; and
- To request that [redacted] ete personal information that Lennar has collected, subject to a range of exclusions permitted by law.

Right to Opt-Out. California consumers have the right to direct a business not to sell their personal information to others ("Right to Opt-Out"). You can exercise your Right to Opt-Out by submitting the webform: [redacted] You may also exercise your Right to Opt-Out by contacting us as described below. Our webform provides several options. You may opt-out of all sales of your personal information regardless of the purpose or category of third party involved. Or, you may opt-in to allow only sales to [redacted] d/or Business Associates to permit them to market their products and services to you.

Nevada residents may opt-out of the sale of personal information by contacting us as explained below.

Contact us with your questions about this Privacy Policy or our privacy practices or to change opt-in or opt-out preferences:

By email:
By phone:
Online Preferences webform:
By postal mail:
[redacted]

I have completed the sales review of the above purchase agreement documents.

[redacted]

Sales Reviewer [redacted]

Date 6/13/2021

Request for Start **Options Summary**

Current Stage No.: 01

PURCHASER(S): Arrived Holdings, Inc. , ,
COMMUNITY: Lindera Preserve American Dream Series
PHASE/SECTION: 60/
LOT: 9276
PLANNAME: RICHMOND
ADDRESS: 162 Lucky Day Drive, Summerville SC 29486
BLOCK: **GROUP:** 25023609276
PLAN/ELEVATION/GAR: 3086/D6/R

Total: $11,970

#	Add Date	Del Date	Add/Del	Chg Order	Code	Option Description	Price	Qty	Total ($)
					Exterior Doors/Windows				
1	02/24/2021		ADD Troy Bishop HS	1	A220304.2502360.3086	GARAGE DOOR OPENER	725	1	725
					Flooring Ceramic Tile				
2	02/24/2021		ADD Troy Bishop HS	1	A255300.2502360.3086	FLOOR TILE IN BASE HOUSE FULL BATHS AND LAUNDRY ROOM 13" X 13" CERAMIC TILE FLOOR	2245	1	2245
					Granite				
3	02/24/2021		ADD Troy Bishop HS	1	A210302.2502360.3086	GRANITE COUNTERTOPS W/EMSER SUBWAY TILE BACKSPLASH & SS UNDERMOUNT SINK	3040	1	3040
					Hardwood				
4	02/24/2021		ADD Troy Bishop HS	1	A245301.2502360.3086	LAMINATE FLOORING @ FOYER FAM,DINING,KIT/NOOK,FLEX& HALL	5960	1	5960
					Notes				
5	02/24/2021		ADD Troy Bishop HS	1	A1000001.2502360.3086	Exterior Trim - White	0	1	0
6	02/24/2021		ADD Troy Bishop HS	1	A1000002.2502360.3086	Walls-SW6196 Frosty White FL IntTrim-SW914 DLX White SG	0	1	0
7	02/24/2021		ADD Troy Bishop HS	1	A1000003.2502360.3086	Plumbing-SS Sink-Single Bowl Only When Granite Selected	0	1	0
8	02/24/2021		ADD Troy Bishop HS	1	A1000004.2502360.3086	Front Door/Shutter - Black	0	1	0
9	02/24/2021		ADD Troy Bishop HS	1	A1000005.2502360.3086	Flooring Tile - Emser 13x13 Cabo Shore Platinum Grout	0	1	0
10	02/24/2021		ADD Troy Bishop HS	1	A1000006.2502360.3086	Carpet - Linden Village 2 Silver Mist 00540	0	1	0
11	02/24/2021		ADD Troy Bishop HS	1	A1000009.2502360.3086	Shingles - 3 Tab Charcoal	0	1	0
12	02/24/2021		ADD Troy Bishop HS	1	A100100.2502360.3086	SIDING - 4.5" DUTCHLAP VINYL COLOR SELECTION Preference: EXT Vinyl/Shake & or Board/Batten combo (Per Elevation)(4.5) Choice: Sterling Gray Siding/Sterling Gray Shake & Board/Batton	0	1	0
13	02/24/2021		ADD Troy Bishop HS	1	A100120.2502360.3086	MASONRY - STACKED STONE COLOR SELECTION Preference: EXT Stone Color (Per Elevation/Boral) Choice: Ledgestone - Oak Island	0	1	0
14	02/24/2021		ADD Troy Bishop HS	1	A100200.2502360.3086	CABINETS - BASE KITCHEN COLOR SELECTION Preference: INT Cabinet Color - Origins Chatham Choice: White	0	1	0

Request for Start **Options Summary**

Current Stage No.: 01

PURCHASER(S): Arrived Holdings, Inc, , ,
COMMUNITY: Lindera Preserve American Dream Series **LOT:** 9276 **PLANNAME:** RICHMOND **BLOCK:** **GROUP:** 25023609276
ADDRESS: 162 Lucky Day Drive, Summerville SC 29486 **PLAN/ELEVATION/GAR:** 3086/D6/R
PHASE/SECTION: 60/

Total: $11,970

#	Add Date	Del Date	Add/Del	Chg Order	Code	Option Description	Price	Qty	Total ($)
15	02/24/2021		ADD Troy Bishop HS	1	A100235.2502360.3086	COUNTERTOPS - KITCHEN GRANITE COLOR SELECTION Preference: INT Granite Countertops Cosentino Choice: Dallas White	0	1	0
16	02/24/2021		ADD Troy Bishop HS	1	A100345.2502360.3086	FLOORING - TILE PRODUCT/COLOR SELECTION Preference: INT Ceramic Tile - Emser 13x13 Choice: Cabo Shore tile/Platinum grout	0	1	0
17	02/24/2021		ADD Troy Bishop HS	1	A100355.2502360.3086	FLOORING - HARDWOOD ZONES PRODUCT/COLOR SELECTION Preference: INT Laminate Flooring - Shaw - SS Treads Choice: 5004 Alloy - Endless Comfort/Classic Gray271 stain on oak rail/Smokey Chestnut stair tread (if applicable)	0	1	0
18	02/24/2021		ADD Troy Bishop HS	1	A100365.2502360.3086	KITCHEN TILE BACKSPLASH PRODUCT/COLOR SELECTION Preference: INT Ceramic Tile - Flex 3x6 Choice: White gloss tile/Bright White grout	0	1	0

Any non-standard (custom) options shall be paid in full in advance (cash or check) This money is non-refundable The signature of the New Home Consultant/Designer does not constitute acceptance of these changes by the Seller These changes shall not be binding until executed by an Authorized Agent of the Seller The stage of construction of the home may preclude approval of these changes by Seller

Base Price: $356,300
Homesite Premium: $6,624
Total Options: $11,970
Total: $374,894

AGREED:

[redacted] 6/13/2021

PURCHASER - Arrived Holdings **DATE** **PURCHASER - Inc** **DATE**

PURCHASER - **DATE** **PURCHASER -** **DATE**

[redacted] 6/13/2021

DESIGNER **DATE** **CONSTRUCTION APPROVAL** **DATE**

SALES APPROVAL **DATE** **CONSTRUCTION PRINTED NAME**

FINAL APPROVAL - SELLER:

BY: [redacted] 6/16/2021

SELLER'S AUTHORIZED REPRESENTATIVE Jennifer Petras **DATE**

E AGREEMENT CHECKLIST

BORROWER(S) NAME:	ARRIVED Holdings, Inc. [redacted]
NEIGHBORHOOD/Section:	Wildcat 60's
HOMESITE:	[redacted]
REALTOR:	
MORTGAGE CO	
LENNAR NHC:	

o CRM docusign to be accepted.

** = required with all FA's. Inventory and transfers need all of the same docs.

		**	SUPPORTING DOCUMENTS: *all docs must be added to Salesforce before sending contract*
✓		**	CONTRACT CHECKLIST
✓		**	COPY OF EARNEST DEPOSIT OR RECEIPT OF WIRE (All VA buyers make checks to Lennar Corporation)
✓		**	COPY OF DRIVERS LICENSE (for all buyers)
✓		**	PLOT PLAN or FINAL PLAT COPY SHOWING HOMESITE
✓		**	INCLUDED FEATURES SHEET (the feature sheet from the RFS)
✓	✓	**	SCHEMATIC - FLOOR PLAN - *Must include Electrical for TBB's and inventory sales* -(110walls, cables, phones, tech tubes, Cat 5's, Speakers, etc.) mark up all changes and X through any that were not selected)
✓		**	SCHEMATIC - Exterior Elevation
✓		**	OUTSIDE LENDER VERIFICATION/PROOF OF FUNDS
		**	CHANGE ORDER POLICY
✓		**	W-9
		**	Charleston Security Alarm Form (CHS Communities Only)
		**	HOMETOWN HERO ID *(ONLY IF DISCOUNT IS GIVEN - POLICY IS WE MUST VERIFY TO GIVE A DISCOUNT, ID, DD214, VA LOAN, BOEING ID)*
✓		**	EMAIL BUYER & REALTOR link to Warranty, CC&R's, ARB's, and HOA CONTACT INFO
			THINGS TO ADD OR CHECK ON THE OPPORTUNITY
✓		**	WALK-IN OR B-BACK DATES ARE IN. *(Make sure REFERRAL box is checked and a contact is added)*
✓		**	REALTOR BOX CHECKED (ONLY IF A REALTOR IS ON THE SALE)
✓		**	REALTOR COMMISSION ADDED (ONLY IF A REALTOR IS ON THE SALE)
✓		**	CHECK DOCUSIGN STATUS - *ENSURE BUYER 1 & 2, PLUS THE REALTOR, HAVE ALL SIGNED DOCS*
✓		**	SIGN THE DOCUSIGN - *ONLY ONCE ALL PARTIES HAVE SIGNED, INCLUDING NHC, WILL THE CONTRACT GO TO SALES MANAGEMENT*

X	X		CONTRACT DOCUMENT CHECKLIST
✓		**	Purchase Price and Payment Addendum (CONTRACT MUST MATCH DL/LEGAL NAME)
✓		**	Purchase and Sale Agreement
✓		**	Election Form Addendum
✓		**	Master Disclosure and Information Addendum
✓		**	Rider A - State Specific Rider
✓		**	Rider B - Division Specific Rider
✓		**	Affiliated Business Arrangement Disclosure
✓		**	Privacy Policy Notice Addendum
✓		**	Insulation Addendum
✓		**	Addendum for Natural Stone Floors and Countertops
✓		**	Indoor Environmental Quality Disclosure
		**	WIFI Home Automation Addendum (CHS and MYB Select Communities and Product)
			Deposit Receipt or Debit/Credit Card Addendum *(Do not have buyer sign Request for Return of Deposit on Pg.2 of Deposit Receipt)*
			FHA/VA Addendum
			FHA VA Addendum Agree To Proceed-*(ONLY SEND AT FROM HOME DOES NOT APPRAISE)*
			Home Close Contingency Addendum with Options *(Copy of contract & pending listing needed for all Home to close contingencies)*
			Home Close Contingency Waiver
			Home Sale Contingency Addendum
			Out of State Non-Solicitation Addendum - New York, New Jersey, Puerto Rico, Mutli-State
			Amendment to Change Party Price Model or Lot *(REQUIRED FOR TRANSFERS, PRICE ADJUSTMENTS, OR ADDING/REMOVING BUYER)*
			Model Home As-Is Addendum
✓		**	Options Summary
✓			Community Specific Disclosures - Former Range, Change of Ownership, HOA Control, Tree Foliage,

			SEND SEPARATELY
✓			Cooperating Broker Agreement- Broker Tax ID # and Entity Type Added (send separately, do not send with contract)
✓			Cooperating Broker Addendum- Broker Tax ID # and Entity Type Added (send separately, do not send with contract)

			CONTRACT REMINDERS - BEFORE MARKING SOLD!!!
		**	CHECK SALES DATE in Salesforce- on here twice because it's very important! Make sure it's within the week you're announcing the sale. Check weekly sales report to be sure it reported correctly.
		**	ADD TO MLS AS PENDING - Required at the time of sales shout out per Lennar Policy
		**	PUT OUT SOLD STICKER ON HOMESITE (send any pictures to AMY)
		**	ADD BUYER TO WEEKLY CONSTRUCTION MEETING FORM
		**	FOR INTERNAL SALE BONUS SEND IN COMM. SHEET to Closing Cord *(Must be done the day of the sale per Lennar Coastal Policy)*
		**	UPDATE COMMUNITY PLAT WITH PLAN, ELEVATION, EXT COLOR SCHEME
			UPDATE OUTSIDE LENDER/CASH TRACKER (if Cash or OSL)
			HTS CONTINGENCY- Need Listing Agreement/ HTC CONTINGENCY- Need Exit Home Contract
		**	ADD SALE DATE *(Must be in the week buyer signs and same week as sales shout out)*
		**	Email Sales Shout Out
		**	Complete Commission Tracker

Special Conditions/Notes from agent:

[redacted]

From: [redacted]
Sent:
To:
Subject:
Attachments:

Can 1 of you please print this email and attach to the supporting contract docs and scan to me?
I cannot get them to print.
I am over this printer at my house.

Thanks

[redacted]

** External email from: [redacted] If suspicious, forward to: [redacted]

[redacted] we don't have a federal reference # yet since the wire was sent after the cutoff date on Friday. But here is a screen shot from our bank showing it was entere

Page 1 of 1

Select All
Select All on this screen

Wire # ▲	Status ▲	Appr Remaining ▲	Application ▲	[redacted]	...e Date ▼	Batch No. ▲	Item Count	Customer Account No. ▲	Amount ▲	Bene Na...
5197002	RELEASED	0	SEF	[redacted]	.../14/2021			[redacted] ARRIVED HOLDINGS INC	$18,745.00	Lennar Car...

Fr[redacted]
Se
To
Co [redacted]
Su

Enter your inquiry criteria in the form fields below, then choose 'View Results'.

Criteria

Account Number * [redacted]-ARRIVED HOLDINGS INC Lookup

Inquiry Type * All Activity

From Posting Date * 05/11/2021 To Posting Date 06/09/2021

View Results Download Results

Account Details

Account Number: [redacted]-ARRIVED HOLDINGS INC

Balances and Activity as of 09:13:13 AM PDT on 06/09/2021

Current Balance: [redacted]
Total Float:
Two Day Float:
Average Balance:
Average Available 12 Month
Date of Last Deposit:
Statement Date:
Last Year Interest Paid:
Accrued Interest:

Available Balance: [redacted]
One Day Float:
Three Day Float:
Average Available Balance:
Amount of Last Deposit:
Date Last Active:
Interest Deposit:
YTD Interest Paid:
Beginning Statement Bal:



Richmond

6 Bedrooms | 3 Bathrooms | 2 Car Garage 9276

(A) 3,006 - (B) 3,000 square feet


COVERED PORCH
12' X 10'

OPTIONAL COVERED PORCH

x [redacted]

Date:

6/10/2021


PATIO
12' X 10'
FAMILY ROOM
16' X 19'
BREAKFAST
9' X 12'
BATH 3
BEDROOM 6
12' X 11'
KITCHEN
PANTRY
FLEX ROOM
11' X 13'
FOYER
PORCH
2-CAR GARAGE
21' X 20'
FIRST FLOOR
OWNER'S SUITE
16' X 19'
OWNER'S BATH
BEDROOM 5
11' X 11'
W.I.C.
LAUN.
BEDROOM 4
11' X 11'
BATH 2
LOFT
16' X 13'
BEDROOM 3
10' X 12'
BEDROOM 2
13' X 13'
SECOND FLOOR

American Dream
LENNAR

INCLUDED FEATURES

Lindera Preserve • American Dream Series

9276

Dramatic Interior Features

- Smooth finished ceilings throughout
- 9' ceilings on 1st floor
- 8' ceiling on 2nd floor
- Resilient vinyl flooring in all baths, laundry room and kitchen
- Upgraded Shaw® carpet with high-density carpet pad (6 lb.) in bedrooms, family room, living room/study and bonus room (all per plan)
- Laminate vinyl plank floors in foyer (per plan)
- 3 1/4" base boards on all locations
- 2-panel interior doors with brushed nickel hardware
- Overhead lighting in all bedrooms
- Pre-wired for one CAT-5 Phone outlet
- Pre-wired for two RG6 Cable outlets
- Ceiling fan pre-wired in master bedroom, family room, bonus/loft, guest suite, all secondary bedrooms, and study (all per plan)
- Ventilated closet shelving

Designer Kitchen Features

- LED lighting in kitchen
- **Frigidaire® stainless steel** appliances including:
  - Gas range
  - Space saver microwave
  - Energy Star® rated multi-cycle dishwasher
  - Garbage disposal 1/3 HP
- **Moen ®** "Chateau" chrome faucet
- Laminate countertops with stainless steel sink
- Stylish 36" Chatham cabinets

Bathroom Features

- Master Bathroom sinks w/ double bowls and a cultured marble vanity with a matte finish (per plan)
- **Moen®** Chateau chrome faucets
- Master Bath features 5 'walk-in shower
- Elevated vanity in all bathrooms
- Pedestal sink in powder room with chrome faucet and mirror (per plan)
- Elongated toilets with soft close lids
- **Moen®** towel hooks

Architectural Features

- Beautifully crafted, distinctive elevations
- Low-maintenance aluminum and vinyl soffits/trim
- 6-panel fiberglass-insulated front door with brushed-nickel hardware.
- 10x12 concrete patio (per plan)
- Two car garage
- 25 year shingles
- One coach light on garage
- Two garden hose connections (per plan)
- Garage is paint ready
- Concrete walks & driveway per home site
- Security deadbolts on front door.
- Monolithic slab foundation
- Paneled shutters per plan
- Professionally designed landscape package
- All homes sealed by a licensed Engineer and Engineered IRC code compliant
- All homesites tested for structural bearing capacity

x [redacted]

Date: 6/10/2021

LENNAR.COM

LENNAR

INCLUDED FEATURES

Lindera Preserve • American Dream Series

9276

Energy Efficient Features:

- **Rinnai®** tankless water heater
- **14 SEER** energy-efficient heating and central air conditioning systems w/ programmable thermostat (dual zone per plan)
- **Low E** insulated vinyl single hung windows w/ 1/2 screens
- CO2 Carbon Monoxide detectors on each floor
- Individual home testing, and inspections performed on every home throughout the construction process to include duct blast testing & blower door testing
- **House wrapped** to provide additional protection from air and water infiltration.
- Foam caulking around exterior doors and windows
- Energy efficient insulation (R30 in ceiling, R13 in walls)
- **LED** lighting in kitchen and hallways (per plan)

x [redacted]

Date [redacted]2021

Builder Services

- 1-2-10 year homeowners warranty
  - 1 year overall limited coverage
  - 2 year systems protection
  - 10 year limited structural warranty
- Homeowner Meetings
  - Pre-construction meeting
  - Pre-drywall meeting
  - New Home Orientation
- **Sentricon®** Bait Station and in-ground Termite treatment with bond

Community Features:

Amenity Center includes:

- Swimming pool
- Cabana
- Playground
- Community Ponds
- Green Space
- Dog Park
- Walking Trails
- Walk to School
- Minutes to I-26, Downtown Summerville, and great shopping and dining
- Home Owners Association

For more information please contact your
New Home Consultant at Lindera Preserve at Cane Bay Plantation
(843) 514-8295

LENNAR.COM

LENNAR

x [redacted]

Date:

6/10/2021


LUCKY DAY DRIVE

Everything's Included® in your new dream home.

Lennar has reimagined the homebuying experience by including the most desired new home features at no extra cost to you

EVERYTHING'S INCLUDED®

All the features you want, included at the best possible value.

The Connected Home: Included features

Connectivity	Lennar	Other Builders	Used Home
Infrastructure - Smart Home Design			
• Eero™ Pro Mesh Wi-Fi system	✓	☐	☐
• Wi-Fi Heat Mapping (Engineering)	✓	☐	☐
• Legrand® On-Q® 42" RF Transparent Structured Media® Enclosure	✓	☐	☐
Smart Home Products			
• Level® Lock Bolt Smart	✓	☐	☐
• Honeywell T6 Pro Z-Wave Thermostat	✓	☐	☐
• Flo® by Moen Water shut-off	✓	☐	☐
• Ring® Video Doorbell Pro	✓	☐	☐
• Ring® Door Contact Sensors	✓	☐	☐
• Ring® Motion Sensor	✓	☐	☐
• Ring® Garage Opener (myQ)	✓	☐	☐
Convenience			
• **Future Ready** - A smart network means your home is ready for tomorrow's products and innovations	✓	☐	☐
• **No Dead Spots** - Superior Wi-Fi experience at home with Smart Home Home Designs	✓	☐	☐
• **Savings** - Lennar Insurance Agency automated coverage makes it possible to pass on saving opportunities to you	✓	☐	☐

X [redacted]

Date: 6/10/2021

[redacted]

[redacted]

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 3.

1 [redacted] income tax return). Name is required on this line; do not leave this line blank.

[redacted]

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☑ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ C

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

[redacted] for payment, use address on page 1.

Requester's name and address (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

or

Employer identification number

[redacted]

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here Signature of U.S. person ▶ [redacted] Date ▶ 1/1/2021

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*